UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Mueller Water Products, Inc.
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Mueller Water Products

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

WHERE INTELLIGENCE MEETS INFRASTRUCTURE®

NOTICE OF ANNUAL MEETING

WHEN	WHERE	RECORD DATE
Wednesday, February 28, 2024; 10:00 A.M., Eastern Time	The Annual Meeting will be held virtually via live webcast at: www.meetnow.global/MK6A9VV
Only our stockholders at the close of business on January 12, 2024, the record date for voting at the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

ITEMS OF BUSINESS

Board Recommendation
Proposal 1	To elect ten directors	FOR each director nominee
Proposal 2	To approve, on an advisory basis, the compensation of our named executive officers	FOR
Proposal 3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024	FOR
Stockholders will also transact any other business properly brought before the Annual Meeting and any reconvened or rescheduled meeting following any adjournments or postponements thereof.
We use U.S. Securities and Exchange Commission (“SEC”) rules allowing issuers to furnish proxy materials to their stockholders over the Internet. A Notice of Internet Availability of Proxy Materials or this Proxy Statement will first be mailed to our stockholders on or about January 19, 2024. Please refer to the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received for information on how to vote your shares and to ensure your shares will be represented and voted at the Annual Meeting.
By Order of the Board of Directors.
CHASON A. CARROLL
Corporate Secretary
Atlanta, Georgia
January 19, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON February 28, 2024
This Proxy Statement and our 2023 Annual Report are available at www.proxyvote.com (for beneficial stockholders) and www.edocumentview.com/mwa (for registered stockholders).

PROXY STATEMENT FOR 2024 ANNUAL MEETING 1

LETTER FROM OUR
BOARD OF DIRECTORS

DEAR FELLOW STOCKHOLDERS,
Through our continuing partnership with the Company’s management team, we remain focused on executing our strategic plan including our key initiatives of enhancing our customer experience and executing our operational performance initiatives.
For the 2023 fiscal year, I am gratified to report that Mueller increased net sales 2.3% to $1,275.7 million. In addition, we allocated $48.1 million to shareholders through share repurchases and our quarterly dividend, which we increased in October 2023 for the eighth time since 2014. I am confident that as we look to 2024, we are at a key turning point with our strategic capital investments positioning us to deliver long-term sustainable organic growth and margin improvements, notwithstanding current external headwinds. We are committed to providing intelligent products and services that help cities and municipalities repair and replace their aging infrastructures, increase the resiliency of their distribution networks and respond to water-related climate impacts.
We are also committed to our Environmental, Social and Governance (“ESG”) initiatives. In May, we released our third ESG Report, which highlights significant progress against our key targets in our pursuit of sustainability leadership in our industry. Throughout the year, our local, company-wide and executive Diversity, Equity and Inclusion Councils continued to expand their efforts to educate and celebrate with employees across the Company. We also expanded our governance and climate reporting to include Task Force on Climate-related Financial Disclosures recommendations, further demonstrating how climate-related risks and opportunities are embedded in our business decisions.
This year, we continue to implement our best-in-class corporate governance plan by delivering on our accelerated board refreshment process. At the 2024 Annual Stockholders Meeting, both Michael T. Tokarz and I will be retiring from the Mueller Board of Directors. Additionally, we have nominated a new director, Brian C. Healy, whose broad background brings substantial expertise and experience. Our vision for Mueller has always been to create a leading pure play water infrastructure company built on a legacy of providing customers with quality, branded products. We retire confident that Mueller is well-positioned to continue to address the needs of the aging water infrastructure.
I want to recognize and thank Mr. Tokarz for his 17 years of instrumental and illustrious service on the Board. Through his leadership, he has provided thoughtful and judicious guidance to the Board. Mr. Tokarz will be missed.
As I also look toward retirement from the Board, I would like to thank my fellow Board members, the management team and every Mueller employee. It has been my honor and privilege to serve with you, and I thoroughly appreciate the work and support each of you has provided during my tenure. You have made the past 17 years remarkable. Thank you.
My fellow directors and I encourage you to review the accompanying Proxy Statement and associated materials prior to the Annual Meeting on February 28, 2024.
Thank you for being a Mueller Water Products stockholder and for your continued support.

MARK J. O'BRIEN
Non-Executive Chair of the Board
2 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.
Company Overview
The Mueller Water Products story began in 1857 when a young machine shop apprentice immigrated to America to establish his first business in Decatur, Illinois. Since then, the Mueller name has become known for innovative water distribution products of superior quality, many of which have become industry standards.
Although the business has undergone many changes throughout the years, our commitment to innovation has never wavered. We are proud of our position as a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America and of our broad product and service portfolio found worldwide, which includes engineered valves, fire hydrants, pipe connection and repair products, metering products, leak detection, pipe condition assessment, pressure management products and software technology that provides critical water system data.
This breadth of products and services enables us to deliver sustainable and efficient solutions that bridge the gap between intelligence and infrastructure, helping our customers deliver important water resources to their communities and empowering the smart cities of the future. We are one of the only companies that can fulfill the needs of water utilities from end to end – at the source, at the plant, below the ground, on the street and in the cloud. Built on a solid legacy of innovation, we have the expertise and vision to provide advanced infrastructure and technology solutions for transmitting, distributing, measuring and monitoring water more safely and effectively than ever before, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. To learn more visit www.muellerwaterproducts.com.
(1)    As of September 30, 2023.

PROXY STATEMENT FOR 2024 ANNUAL MEETING 3

PROXY SUMMARY
Highlights of Fiscal 2023 Performance

Focused on Operational Investment and Efficiencies to Increase Long-Term Stockholder Value
We generated net sales of $1,275.7 million, operating income of $127.4 million, adjusted earnings before interest tax depreciation and amortization (“EBITDA”) of $202.1 million and net income per diluted share of $0.55 (with adjusted net income per diluted share of $0.63). Adjusted EBITDA and adjusted net income are financial measures not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) and are therefore considered non-GAAP measures. See Exhibit A for a reconciliation of non-GAAP performance measures to GAAP performance measures.

Dividend Benefits	Stockholder Value
•We paid stockholders a quarterly $0.061 per share dividend during fiscal 2023, an increase of 5.2% from fiscal 2022. •We returned $38.1 million to our stockholders through dividends in fiscal 2023.	We repurchased $10 million of our outstanding Common Stock during fiscal 2023.

Proposal One
Election of Ten Directors
The Board recommends a vote FOR each nominee for director.
Director Nominees
Our directors are elected annually by the affirmative vote of a majority of the votes cast. All nominees are independent, except Ms. Zakas, our President and Chief Executive Officer (“CEO”). The Board held 20 meetings in fiscal 2023 and each director attended at least 91% of the total number of meetings of the Board and committees of which the director was a member. Mark O'Brien served as our Non-Executive Chair for fiscal 2023 and plans to retire at the 2024 Annual Meeting of Stockholders. The Board currently intends to appoint an independent, non-employee director as Chair of the Board in conjunction with the 2024 Annual Meeting of Stockholders. See "Proposal One - Election of Ten Directors — Board Structure — Board Leadership Structure" for more information.

4 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY
The following table provides summary information about each director nominee. See “The Board of Directors” for more information about each nominee.

Name and Experience	Age	Director Since	Independent	Board Committees
Shirley C. Franklin President of Clarke-Franklin & Associates, Inc.; Former Mayor of Atlanta	78	2010
Thomas J. Hansen Former Vice Chairman of Illinois Tool Works Inc.	74	2011
Brian C. Healy(1) Former Managing Director and Co-Head of Mergers and Acquisitions – Americas of Morgan Stanley	53	New Director Nominee
Christine Ortiz Morris Cohen Professor of Materials Science and Engineering at Massachusetts Institute of Technology	53	2019
Jeffery S. Sharritts Executive Vice President and Chief Customer and Partner Officer of Cisco	55	2021
Brian L. Slobodow Chief Executive Officer, Better Being Co.	55	2022
Lydia W. Thomas Former President and Chief Executive Officer of Noblis, Inc.	79	2008
Stephen C. Van Arsdell Former Senior Partner of Deloitte LLP; Chair and Chief Executive Officer of Deloitte & Touche LLP	73	2019
Karl Niclas Ytterdahl(2) Former Executive Chairman and Chief Operating Officer of Industrial Service Solutions	59	2023
Marietta Edmunds Zakas President and Chief Executive Officer of Mueller Water Products, Inc.	65	2023

Chair	Member	A = Audit	C = Compensation	E = EHS	G = Governance	O = Capital Allocation	X = Executive
(1)Upon the recommendation of the Nominating and Corporate Governance Committee in connection with the Board’s refreshment activities, the Board appointed Mr. Healy as Board Observer effective November 1, 2023. If elected at the Annual Meeting, Mr. Healy will join the Audit Committee and Compensation and Human Resources Committee.
(2)Mr. Ytterdahl joined the Board on February 8, 2023 in connection with the Cooperation Agreement as defined and discussed in the “Proposal One - Election of Ten Directors — The Board of Directors — Recent Board Activity” section below.

PROXY STATEMENT FOR 2024 ANNUAL MEETING 5

PROXY SUMMARY
Board Nominee Snapshot

INDEPENDENCE	AGE	TENURE	DIVERSITY
1 Not Independent	5 50 to 60	7 0 to 6 Years	4 Women

9 Independent	1 61 to 70	3 Over 10 Years	3 Underrepresented Minorities

4 Over 70

Stockholder Engagement
We believe that strong corporate governance should include regular engagement with our stockholders to discuss various topics, including corporate governance, compensation, performance, strategy and other matters. With regular engagement with our stockholders, we are able to strengthen our relationships with stockholders and better understand stockholders’ views on our policies and practices and other matters of importance to our business. In 2023, management and the Board continued to reinforce our commitment to building long-term relationships with our stockholders. During the year, we utilized a variety of avenues for engagement including our Annual Meeting of Stockholders, in-person and virtual meetings, quarterly earnings calls and other investor events.

Fiscal 2023 engagement included:
•Ten investor events, including investor and industry conferences and road shows, and regular meetings and calls with investors and research analysts
•Topics of discussion included:
•Drivers of sales growth, including pricing initiatives, end markets, backlog, orders and volumes
•Trends in key end markets, including municipal repair and replacement and new residential construction, and anticipated benefits from the federal infrastructure bill
•Impacts of inflationary pressures, supply chain disruptions, manufacturing inefficiencies and labor availability
•Environmental, Social and Governance topics, including strategies to achieve targets and goals
•Leadership and Board updates provided on August 21, 2023
•Capital spending plans, including large capital projects, especially new brass foundry
•Cash flow expectations, including liquidity, working capital and inventory levels
•Capital allocation strategy, including future capital spending and acquisitions, dividends and share repurchases
•Our 2023 Annual Meeting of Stockholders
We value the stockholder feedback that we receive through our engagement activities.
Sustainability
PRIORITY AND REPORTING
We view sustainability, including environmental, social and governance (“ESG”) practices, as essential to our long-term viability. As an industry leader for more than 166 years, we embrace our responsibilities for sustainability stewardship. We recognize that these responsibilities not only address our commitment to our employees and our facilities, but also extend to our other stakeholders, including our investors, customers, suppliers and communities.
6 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY
Access to clean, safe water is essential. With the depletion of freshwater sources, the impacts of climate change and aging water infrastructure, we understand the importance of managing resources from start to finish. As a good steward and leader in water infrastructure, we embrace the opportunity and responsibility to make the world a better place for the benefit of future generations.
In May 2023, the Company published its annual ESG Report, which includes the principal sustainability metrics the Company tracks: water withdrawal/energy usage, greenhouse gas emissions and solid waste management. The most current ESG Report may be found at https://www.muellerwaterproducts.com/environmental-social-and-governance. Our ESG Report is not a part of, or incorporated by reference in, this Proxy Statement.
In fiscal 2023, we remained focused on our ESG commitments, which are intended to create value for our stakeholders. We are excited about the progress made through our ESG initiatives, which will be included in our next ESG Report.
SUSTAINABILITY APPROACH
•Our approach to sustainability programs and initiatives is rooted in and guided by the sustainability reporting standards set forth by the Global Reporting Initiative, the Sustainability Accounting Standards Board, the United Nations Sustainable Development Goals and the Task Force on Climate-related Financial Disclosures.
•When we first became a publicly traded company in 2006, our Board formed the Environment, Health and Safety Committee to oversee and guide our progress toward smart sustainability, making sustainability a key consideration in our directors’ deliberations and informing their overall approach to risk oversight.
•Management formed the ESG Management Committee in 2020 to further enhance our focus on developing, monitoring, implementing, measuring and reporting on ESG-related matters.
•We tie our executive compensation to ESG metrics, which highlights our focus on the importance of sustainability.
SOCIAL STEWARDSHIP
•We provide access to benefits and offer programs that are designed to support work-life balance, including physical, financial and mental health resources for employees and their families.
•We promote and facilitate a high-performance, inclusive workplace, including by embracing diverse experiences and perspectives.
•We utilize a new associate development program to introduce and train new generations of employees entering the Mueller family.
•We partner each year with the American Water Works Association and local organizations providing scholarships, charitable donations and employee volunteers.
•We drive best practices development and benchmarking through lean principles and our safety excellence and leadership program.
•We focus on the prevention of all injuries with an emphasis on the prevention of serious injuries and fatalities.
•We seek to utilize new technologies and data analytics to drive safety performance improvement.
ENVIRONMENTAL STEWARDSHIP
•We strive to reduce our energy, water and material usage, maintaining a close watch on key performance indicators.
•We engage our supply chain to improve packaging and freight efficiencies.
•We strive to integrate sustainability key performance indicators into our facilities.
•We seek to locate our facilities in areas with increased renewable energy sources.
•We invest in the modernization of our facilities.
•We develop and implement programs to upgrade to energy efficient equipment, utilize reusable material and implement cutting-edge technology.
•We work to standardize equipment and procedures across all our facilities to promote consistent, efficient manufacturing processes.
GOVERNANCE STEWARDSHIP
•We are committed to maintaining a strong governance structure built on a comprehensive set of corporate governance guidelines that promote the interests of our stakeholders.
•Our Board is led by an independent Chair and supported by fully independent standing committees of the Board.
PROXY STATEMENT FOR 2024 ANNUAL MEETING 7

PROXY SUMMARY
•We promote director effectiveness through director orientation and mentoring, continuing education and regular Board, committee and director self and peer evaluations.
•We foster board and committee independence by conducting frequent executive sessions without the CEO or other members of management present.
•We maintain significant Common Stock ownership guidelines, prohibit hedging and pledging of our Common Stock and have adopted an enhanced clawback policy for executive compensation in the event of financial restatements.
•We maintain a robust stakeholder engagement program.
See “Proposal One - Election of Ten Directors — The Board’s Role and Responsibilities — Board Oversight — Environmental, Social and Governance” for information regarding the Company's governance practices.

Proposal Two
Advisory Vote to Approve Executive Compensation
The Board recommends a vote FOR this proposal.
Framework of 2023 Compensation
The following table lists the primary elements of our compensation structure. This overview should be read in conjunction with the more complete information set forth under “Compensation Discussion and Analysis” below.

Pay Element	Salary	Bonus	Options	RSUs	PRSUs
Recipients			All Named Executive Officers ("NEOs")

Period of Grant	Generally reviewed every 12 months	Annually	Annually	Annually	Annually
Form of Delivery	Cash			Equity

Type of Performance	Short-term emphasis			Long-term emphasis

Performance Measures	—	Mix of financial results and ESG-related operational goals	Value of delivered shares based on stock price on date of exercise	Value of delivered shares based on stock price on vesting dates	Return on Invested Capital ("ROIC") achievement	Relative total shareholder return ("rTSR")
Performance Period/Vesting	Ongoing	1 year	Generally vest annually over 3 years	Generally vest annually over 3 years	Vest at the end of the 3-year award cycle	Vest at the end of the 3-year award cycle
How Payout Determined	Predominantly tied to Peer Group data, with an element of Compensation Committee discretion	Predominantly formulaic (based on performance against goals), with an element of Compensation Committee discretion	Completion of required service period through each vesting date	Completion of required service period through each vesting date	Formulaic (based on performance against goals) for specific performance periods	Formulaic (based on performance against peers) for specific performance periods

8 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY

CEO TARGET COMPENSATION MIX(1)	OTHER NEOs TARGET COMPENSATION MIX(1)

(1)Excludes Other Compensation. See "Proposal Two - Advisory Vote to Approve Executive Compensation — Executive Compensation Tables — Summary Compensation Table" for total compensation earned.

ANNUAL CASH INCENTIVE
	Relative Weighting
Performance Metric	Zakas Heinrichs Helms McAndrew	Takeuchi
Adjusted EBITDA	50%	45%
Net Sales	25%	20%
Adjusted Working Capital as a % of Net Sales	15%	15%
Segment Performance(1)	—	20%
ESG-Related Operational Goals(2)	10%	—
(1)Applicable to only Mr. Takeuchi.
(2)Applicable to only Ms. Zakas and Messrs. Heinrichs, Helms and McAndrew.

LONG-TERM INCENTIVE

50% Time Based		50% Performance Based

25%	25%	25%	25%
Restricted Stock Units	Stock Options	Relative Total Shareholder Return	Return on Invested Capital
2023 Performance Highlights Related to Executive Compensation
The Compensation and Human Resources Committee (the “Compensation Committee”) established several performance metrics, including those set forth below, to assess and determine incentive plan compensation earned during fiscal 2023.
PROXY STATEMENT FOR 2024 ANNUAL MEETING 9

PROXY SUMMARY

Company Results for Performance Evaluation Basis
	Company-Wide			Segment Performance (Water Management Solutions)		Relative Total Shareholder Return
	Net Sales	Adjusted EBITDA	Adjusted Working Capital (as a % of Net Sales)	Net Sales	Adjusted EBITDA
	($ in millions)		%	($ in millions)		Percentile
2023	1,275.7	203.6	32.6	641.3	144.2	36th
See “Proposal Two - Advisory Vote to Approve Executive Compensation — Compensation Discussion and Analysis — Highlights of 2023 Performance Related to Executive Compensation” for more information and Exhibit A for a reconciliation of the non-GAAP financial measures used in determining executive compensation to GAAP financial results.
Highlights of 2023 Executive Compensation
We design our executive compensation programs to target total compensation (and each principal element of compensation) for our NEOs at or about the 50th percentile of our customized peer group and size-adjusted survey sources. The principal elements of these compensation programs are base salary, annual performance-based cash bonus, and long-term incentive and performance-based equity compensation. Additionally, our NEOs are covered under our broad-based employee benefit plans and executive severance plan(1).
We structure a significant portion of executives’ total compensation as incentive/performance-based compensation.
•We set clear and measurable financial goals for Company performance.
•We assess progress toward strategic priorities when evaluating individual performance.
•We align executive compensation with shareholder value with performance metrics, including relative total shareholder return (“rTSR”) and return on invested capital (“ROIC”).

CEO TOTAL TARGET COMPENSATION(2)	OTHER NEOs TOTAL TARGET COMPENSATION(2)

Compensation for fiscal 2023 reflects Company performance.
•Our NEOs’ compensation was negatively and positively affected by performance in relation to targets set for fiscal 2023.
•Annual cash bonuses earned by Ms. Zakas and Messrs. Heinrichs, McAndrew and Helms were 56.1% of target. The annual cash bonus earned by Mr. Takeuchi was 84.6% of target.(3)

(1) Ms. Zakas and Messrs. Heinrichs and McAndrew are subject to specific employment agreements and change in control severance agreements and do not receive benefits under the executive severance plan.

(2) Excludes Other Compensation. See "Proposal Two - Advisory Vote to Approve Executive Compensation — Executive Compensation Tables — Summary Compensation Table" for total compensation as earned.
(3) For fiscal 2023, in connection with the 2023 leadership transitions (see “Proposal Two - Advisory Vote to Approve Executive Compensation — 2023 Leadership Transitions”), Mr. Hall received an annual bonus prorated based on the number of days he performed as CEO of the Company during fiscal 2023 and performance units based on target performance, and Ms. Zakas and Messrs. Heinrichs and McAndrew received annual bonuses and performance units as described in “Proposal Two - Advisory Vote to Approve Executive Compensation — Compensation Discussion and Analysis — Compensation Elements — Annual Cash Incentive Awards” and “— Long-Term Equity-Based Compensation.”

10 MUELLER WATER PRODUCTS, INC.

PROXY SUMMARY
•Long-term compensation based on ROIC is earned and vests as of the end of the applicable three-year cumulative performance period based on the three-year average ROIC performance of each year within the performance period. By way of example, the fiscal 2023 ROIC performance will be calculated by measuring the individual annual ROIC performance of fiscal 2023, fiscal 2024 and fiscal 2025 and dividing by three. Long-term compensation based on ROIC was first granted for fiscal 2023 (with a performance period from fiscal 2023 to fiscal 2025).
•Long-term compensation based on rTSR is earned and vests as of the end of the applicable three-year cumulative performance period. Long-term compensation based on rTSR granted for the fiscal 2021 to fiscal 2023 performance period was earned at 72.5% of target.
•Long-term compensation in the form of time-based restricted stock units and stock options awarded in fiscal 2023 vests annually over a three-year period.
We continue to maintain best practices for executive compensation.
•Our equity incentive plan prohibits the repricing or exchange of equity-based awards without stockholder approval.
•We prohibit hedging and pledging of our Common Stock by executives or directors.
•Our executives and directors are subject to stock ownership guidelines.
•We can “clawback” cash- or equity-based compensation paid to executives under certain circumstances.
•We do not provide excise tax gross-up benefits.
•We design our compensation programs to mitigate risk.
•We require a “double trigger” with respect to vesting of executive officers’ equity awards upon a change-in-control, except for certain awards noted under “Compensation Discussion and Analysis —Leadership Transition Compensation Matters.”
See “Proposal Two - Advisory Vote to Approve Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Program Overview”, “— Other Factors Considered by the Compensation Committee” and “— Other Compensation Practices and Policies” for more information regarding our compensation philosophy, structure and developments.

Proposal Three
Ratification of the Appointment of our Independent Registered Public Accounting Firm for Fiscal 2024
The Board recommends a vote FOR this proposal.
The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ending September 30, 2024, subject to negotiation of definitive fee arrangements.

PROXY STATEMENT FOR 2024 ANNUAL MEETING 11

12 MUELLER WATER PRODUCTS, INC.

PROXY STATEMENT FOR 2024 ANNUAL MEETING 13

ELECTION OF DIRECTORS

Proposal One
Election of Ten Directors
The Board recommends a vote FOR each nominee for director.

The Board of Directors
The Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for identifying qualified candidates to serve on the Board and recommending nominees to be submitted to our stockholders for election at each annual meeting. After the Governance Committee completes its evaluation of candidates, it presents its recommendation to the Board for consideration and approval.
We strive to maintain a diverse Board whose collective body of skills and experience supports achievement of the Company’s strategy. We work to balance industry expertise with independence and the institutional knowledge of longer-tenured directors with the fresh perspectives brought by new directors. The Governance Committee uses a matrix of key skills and experiences to evaluate candidates. The Governance Committee carefully reviews all directors and director candidates in light of these factors based on the context of the current and anticipated composition of the Board and our current and anticipated strategic and operating requirements. In reviewing a director candidate, the Governance Committee considers the following elements as qualifications required of all directors:

•Personal ethics and integrity •Independence	•Collaborative skills •Interpersonal skills	•Commitment •Business acumen
The Governance Committee expects and intends the Board to be comprised of directors with diverse backgrounds, skills and experiences. Although the Board does not have a formal policy regarding diversity, diversity is among the criteria considered by the Board when evaluating candidates. Diversity may include gender, race, ethnicity, geographic origin/foreign citizenship or personal, educational and professional experience. The Governance Committee further believes the backgrounds and qualifications of the directors, considered as a group, should provide an appropriate mix of experience, knowledge and abilities that will enhance the Board’s oversight role.
After 17 years of distinguished service as a director on our Board, including serving as its Non-Executive Chair since 2018, Mark O’Brien will retire from the Board at the 2024 Annual Meeting. Mr. O’Brien has more than 30 years of experience in senior executive level positions with multiple companies, having variously served as Chair, President and CEO. Mr. O’Brien’s executive experience combined with his willingness to listen and advise made him a guiding light to three Company CEOs during his tenure, and it is this judicious guidance that has been instrumental in the Company’s success in the water infrastructure and technology space since 2006. As a member of the Board, Mr. O’Brien has served on multiple Board committees and contributed a broad perspective on matters involving business strategy, capital allocation and merger and acquisition opportunities. We are taking this opportunity to thank Mr. O’Brien for his many years of service, advice, wisdom and dedication.
After 17 years of distinguished service as a director on our Board, Michael Tokarz will retire from the Board at the 2024 Annual Meeting. Mr. Tokarz has more than 30 years of experience in senior executive level positions with multiple companies, having variously served as Chair, Co-Founder and General Partner. During his tenure, Mr. Tokarz has provided leadership with regard to many matters, especially those requiring financial and enterprise risk management expertise, and his knowledge of capital management and corporate consolidation has helped the Company expand in key areas. Mr. Tokarz has served on multiple Board committees and as Chair of the Compensation Committee since 2014. His acumen in matters of strategy, merger and acquisition opportunities and executive compensation has been key in helping the Company achieve a diverse products and solutions portfolio. We are taking this opportunity to thank Mr. Tokarz for his many years of service, guidance, commitment and collegiality.
14 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS
In connection with the retirement of Messrs. O’Brien and Tokarz and based on the recommendation of the Governance Committee, the Board plans to reduce the size of the Board from eleven to ten members effective as of the 2024 Annual Meeting.
Set forth below is a summary of the key skills and experience reflected in our director nominees.

SKILLS & EXPERIENCE AND LINK TO STRATEGY
	Franklin	Hansen	Healy	Ortiz	Sharritts	Slobodow	Thomas	Van Arsdell	Ytterdahl	Zakas
Executive Leadership/CEO	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓			✓	✓	✓	✓	✓
Financial/Capital Allocation	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Government and Regulatory Affairs	✓		✓	✓	✓	✓	✓	✓	✓
International Business		✓	✓	✓	✓	✓	✓	✓	✓	✓
Mergers and Acquisitions		✓	✓			✓	✓	✓	✓	✓
Multiple-Part Manufacturing		✓		✓		✓			✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Enterprise Risk Management	✓	✓	✓	✓		✓	✓	✓	✓	✓
Human Capital Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Environment, Health and Safety	✓	✓		✓		✓	✓		✓
Technology				✓	✓	✓	✓		✓	✓
Materials Science and Engineering				✓		✓			✓
Environmental, Social and Governance	✓			✓		✓			✓
Branding	✓	✓		✓	✓	✓	✓		✓	✓
After evaluating each director and the composition of the full Board, the Governance Committee has recommended each nominee identified above for election. If elected, each of the ten individuals nominated for election to the Board will hold office until the 2025 Annual Meeting of Stockholders and until his or her successor is elected and qualified. Each nominee has agreed to serve as a director if elected. However, if for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board. In lieu of designating a substitute nominee, the Board, in its discretion, may reduce the number of directors.

PROXY STATEMENT FOR 2024 ANNUAL MEETING 15

ELECTION OF DIRECTORS
Information about the nominees, including information concerning their qualifications for office, is set forth below:

Shirley C. Franklin President, Clarke-Franklin & Associates Age: 78 Independent Director since 2010 Committees:	Experience
•President, Clarke-Franklin & Associates, Inc., a management consulting firm (1995 – present)
•Co-founder, Authenticity Partners (2022 – present)
•President, Clark Lyons LLC, a business development and other professional services firm (2023 – present)
•Executive Board Chair, Purpose Built Communities, Inc. (2011 – 2020)
•Mayor, Atlanta, Georgia (2002 – 2010)

Qualifications
•Executive Leadership, Corporate Governance, Strategic Planning and Enterprise Risk Management expertise gained from her civic involvement and three-decade executive management career, as well as her public company and non-profit board experience. In recognition of her efforts in public service, the John F. Kennedy Presidential Library awarded Mayor Franklin with its prestigious Profile in Courage Award, honoring her principled leadership and difficult decisions necessary for good governance.
•Environment, Health and Safety experience displayed by her dedicated substantial effort to environmental, safety and health initiatives, including launching Atlanta’s Office of Sustainability and its first multi-year sustainability plan and driving over $7 billion dollars in improvements to Atlanta’s public water systems and airport and parks infrastructure. As a Board member of the Centers for Disease Control and Prevention (CDC) Foundation, Ms. Franklin oversaw the fundraising and disbursement of over $500 million during the COVID-19 pandemic and Ebola and monkeypox outbreaks.
•Financial/Capital Allocation knowledge gained during her multi-decade career in the private sector and in public service, as she oversaw numerous complex capital projects, including the launch of the Atlanta Beltline and nearly $5 billion of investment in the city’s infrastructure.
•Government and Regulatory Affairs expertise gained from her tenure as Mayor of Atlanta.
•Mayor Franklin also provides expertise in Human Capital Management and Branding.
•At Delta Air Lines, Mayor Franklin oversaw a 592% TSR (+485% relative to the S&P 500) during her tenure as a director.

Other Boards and Organizations

•Director, Delta Air Lines (2011 – 2017)
•Chair, National Center for Civil and Human Rights
•Board Member, Paul Volcker Alliance, a non-profit dedicated to public service missions
•Board Member, CDC Foundation
•Board Member on several other non-profit organizations including CF Foundation; Atlanta Regional Commission on Homelessness; National Alliance for Public Charter Schools; and Purpose Built Schools Atlanta

Education
•BA, Sociology, Howard University •MA, Sociology, University of Pennsylvania

Chair	Member	A = Audit	C = Compensation	E = EHS	G = Governance	O = Capital Allocation	X = Executive
16 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS

Thomas J. Hansen Former Vice Chairman, Illinois Tool Works Age: 74 Independent Director since 2011 Committees:	Experience
•Vice Chairman (2006 – 2012); Executive Vice President with responsibility for Worldwide Metal and Plastic Fastener and Components businesses, Fluids & Polymers and Construction businesses, as well as its Industrial Metals and Plastic segment (1998 – 2006); President, Worldwide Metal Fastener and Components businesses (1993 – 1998); President North American Industrial and Automotive Fastener businesses (1990 – 1993); Vice President and General Manager, North American Industrial Metal Fastener and Buckle Divisions (1986 – 1990); General Manager, Shakeproof Industrial Products businesses (1983 – 1986); sales and marketing manager (1980 – 1983); Illinois Tool Works Inc.

Qualifications
•Executive Leadership, Financial/Capital Allocation, International Business, Strategic Planning, Enterprise Risk Management and Environmental, Health and Safety gained through his 32-year career at Illinois Tool Works in roles of increasing responsibility including oversight of manufacturing with various components (industrial metals, plastics, fluids & polymers).
•Multi-Part Manufacturing expertise displayed throughout his career at Illinois Tool Works, a diversified manufacturer of fasteners and components, consumable systems and a variety of specialty products and equipment.
•Mergers and Acquisitions experience gained from overseeing various divestitures and acquisitions during his tenure as EVP and Vice Chairman of Illinois Tool Works.
•Mr. Hansen also provides expertise in Corporate Governance, Human Capital Management, and Branding.
•At CDW Corp., Mr. Hansen oversaw a 56% TSR (+20% relative to the S&P 500) during his tenure as director.

Other Boards and Organizations

•Lead Independent Director, Standex International Corporation (2013 – present)
•Director, Terex Corporation (2008 – present)
•Director, Gill Industries Inc., a privately held corporation (2014 – 2018)
•Director, CDW Corp. (2005 – 2008)

Education
•BS, Marketing, Northern Illinois University •MBA, Governors State University

Chair	Member	A = Audit	C = Compensation	E = EHS	G = Governance	O = Capital Allocation	X = Executive
PROXY STATEMENT FOR 2024 ANNUAL MEETING 17

ELECTION OF DIRECTORS

Brian C. Healy Former Managing Director and Co-Head of Mergers and Acquisitions – Americas, Morgan Stanley Age: 53 New Director Nominee Committees:	Experience
•Managing Director and Co-Head of Mergers and Acquisitions - Americas (2019 – 2023); Global Chief Operating Officer – Investment Banking (2014 – 2019); Head of Firm Strategy and Execution (2012 – 2014); Managing Director Mergers and Acquisitions (2008 – 2012); various roles, Mergers and Acquisitions (2000 – 2008); Morgan Stanley

Qualifications
•Mergers and Acquisitions expertise gained over 25 years advising public and private companies on transactions including acquisitions, divestitures, spin-offs and corporate carve-outs.
•Executive Leadership, Government and Regulatory Affairs, Strategic Planning and Financial/Capital Allocation experience gained while in various senior management roles at Morgan Stanley where, as Managing Director and Co-Head of Mergers & Acquisitions, he advised senior management and boards of directors on transactions, including strategic rationale, valuation and financial impact of transactions, negotiation tactics and investor and capital market perspectives on strategic activity. As Global Chief Operating Officer – Investment Banking, he was responsible for business selection, strategic and financial planning and interaction with regulators; and as Head of Firm Strategy and Execution, he evaluated the impacts of regulatory regime changes and prepared responses and mitigating strategies.
•Mr. Healy also brings expertise in Corporate Governance, International Business, Enterprise Risk Management and Human Capital Management.

Other Boards and Organizations
•Board Member, Children’s Aid and Family Services of New Jersey

Education
•BS, Commerce – Finance and Accounting, University of Virginia •MBA, Chicago Graduate School of Business

Chair	Member	A = Audit	C = Compensation	E = EHS	G = Governance	O = Capital Allocation	X = Executive
18 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS

Christine Ortiz Morris Cohen Professor of Materials Science and Engineering, Massachusetts Institute of Technology Age: 53 Independent Director since 2019 Committees:	Experience
•Morris Cohen Professor of Materials Science and Engineering (present); Dean for Graduate Education (2010 – 2016); Massachusetts Institute of Technology
•Author of more than 200 scholarly publications and received 30 national and international honors, including the Presidential Early Career Award in Science and Engineering awarded by President George W. Bush
•Founder, Station1; an innovative, nonprofit, higher education educational institution

Qualifications
•Multiple-Part Manufacturing, Technology and Materials Science and Engineering knowledge acquired through her background as a dean and career as a distinguished scientist and engineer whose research focuses on multi-scale mechanics of structural materials, materials design, nanotechnology, additive manufacturing and computational materials.
•Executive Leadership, Strategic Planning and Branding experience gained as a founder of Station1, an innovative higher education educational institution, and as Massachusetts Institute of Technology’s Dean for Graduate Education. At Station1, Dr. Ortiz has partnered with over 90 technology-focused startup companies, social enterprises, and non-profit organizations on research and development projects. As Dean, she supported over 7,000 graduate students in 45 graduate degree programs across 5 academic schools.
•Dr. Ortiz also provides expertise in Financial/Capital Allocation, Government and Regulatory Affairs, Enterprise Risk Management, Environment, Health and Safety, International Business and Environmental, Social and Governance.

Other Boards and Organizations
•Director, Enovis Corporation (2022 – present)

Education
•BS, Materials Science and Engineering, Rensselaer Polytechnic Institute •MS, Materials Science and Engineering, Cornell University •PhD, Materials Science and Engineering, Cornell University

Chair	Member	A = Audit	C = Compensation	E = EHS	G = Governance	O = Capital Allocation	X = Executive
PROXY STATEMENT FOR 2024 ANNUAL MEETING 19

ELECTION OF DIRECTORS

Jeffery S. Sharritts EVP and Chief Customer and Partner Officer, Cisco Age: 55 Independent Director since 2021 Committees:	Experience
•Executive Vice President and Chief Customer and Partner Officer (2022 – present); Senior Vice President of the Americas (2018 – present); Senior Vice President, U.S. Commercial Sales (2014 – 2018); served in several executive sales roles, joined in 2000; Cisco

Qualifications
•Executive Leadership, Strategic Planning, Technology and Branding experience gained through his extensive experience in senior executive level positions and particular expertise related to sales and marketing of technology-driven products and related services.
•Financial/Capital Allocation, Government and Regulatory Affairs, Human Capital Management and International Business experience acquired through his role as Senior Vice President of the Americas for Cisco, where he managed a business unit with more than $29 billion of annual sales in 49 countries, oversaw products in both commercial and public sector verticals and was central to helping expand Cisco’s commercial sales model to Canada and Latin America.

Other Boards and Organizations
•Advisory Board Member, Georgia Chamber of Commerce •Advisory Board Member, Metro Atlanta Chamber of Commerce

Education
•BS, Business Administration, The Ohio State University

Chair	Member	A = Audit	C = Compensation	E = EHS	G = Governance	O = Capital Allocation	X = Executive
20 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS

Brian L. Slobodow Chief Executive Officer, Better Being Co. Age: 55 Independent Director since 2022 Committees:	Experience
•Chief Executive Officer, Better Being Co., a manufacturer and distributor of supplements and personal care products (2023 – present)
•Operating Partner, Operational Resource Group, whose clients include a leading middle-market private equity firm (2021 – 2023)
•Operating Executive, Golden Gate Capital (2015 – 2020), where he gained extensive experience on management teams, serving as the Chief Operating Officer of Atrium (2013 – 2015), Chief Executive Officer, Chief Administrative Officer, and a director of U.S. Silica Company (2011 – 2013) and President and Chief Operating Officer of Neways International (2007 – 2011), all of which are former Golden Gate Capital portfolio companies
•Vice President, Global Supply Chain (2006 – 2007), Chief Procurement Officer (2005 – 2006) and Director, Contract Manufacturing (2003 – 2005), Johnson & Johnson
•Principal, A.T. Kearney (2000 – 2003)

Qualifications
•Executive Leadership/CEO, Corporate Governance and Financial/Capital Allocation experience acquired during his years as an executive at Golden Gate Capital and in executive leadership positions at a number of the firm’s portfolio companies.
•International Business, Multiple-Part Manufacturing and Strategic Planning expertise gained through his over 30 years of operations expertise while in various roles at Johnson & Johnson and his executive leadership at Golden Gate Capital portfolio companies.
•Environment, Health & Safety and Environmental, Social and Governance expertise developed through his experience as CEO of U.S. Silica where Mr. Slobodow lead the development of the company’s initial ESG strategy and the release of its inaugural ESG annual report.
•Mr. Slobodow also brings expertise in Government and Regulatory Affairs, Mergers and Acquisitions, Enterprise Risk Management, Technology, Materials Science and Engineering and Branding.

Other Boards and Organizations

•Director, Marmic Fire and Safety, a full-service fire protection company based in Joplin, MO (2021 – present)
•Director, ANGUS Chemical Company (2018 – 2020)
•Director, Cole-Parmer (2018 – 2019)
•Director, Springs Window Fashion (2016 – 2018)

Education
•BS, Industrial and Manufacturing Engineering, University of Rhode Island •MBA, Massachusetts Institute of Technology Sloan School of Management

Chair	Member	A = Audit	C = Compensation	E = EHS	G = Governance	O = Capital Allocation	X = Executive
PROXY STATEMENT FOR 2024 ANNUAL MEETING 21

ELECTION OF DIRECTORS

Lydia W. Thomas Former President & CEO, Noblis Age: 79 Independent Director since 2008 Committees:	Experience
•President and Chief Executive Officer, Noblis, Inc., a public interest scientific research, technology and strategy company (1996 – 2007)
•Senior Vice President and General Manager (1992 – 1996); Vice President (1989 – 1992); Technical Director (1982 – 1989); The MITRE Corporation, Center for Environment, Resources and Space
•Founding Member appointed by President Bush, Homeland Security Advisory Council (2002 – 2016)

Qualifications
•Executive Leadership, Corporate Governance, Financial/Capital Allocation, Government and Regulatory Affairs, Strategic Planning, Enterprise Risk Management, Environment, Health and Safety and Technology expertise gained through her extensive experience at senior executive level positions and particular expertise related to information technology and environment, health and safety matters as well as her service on numerous government advisory committees focused on health and safety, technology and climate. In 2013, Dr. Thomas was honored by the Outstanding Directors Exchange as an Outstanding Director of the Year.
•Mergers and Acquisitions experience gained from overseeing the acquisitions of Gill/Balsano Consulting and Jennings Ryan & Kolb (October 2004) as Noblis CEO.
•Dr. Thomas also provides expertise in International Business, Human Capital Management and Branding.
•At Cabot, Dr. Thomas oversaw a TSR of 1,055% (+367% relative to the S&P 500) during her tenure as a director.

Other Boards and Organizations

•Member, Constant Associates Inc. Advisory Board (2020 – Present)
•Member, Council on Foreign Relations (2011 – Present)
•Emerita Member, Charles Stark Draper Laboratory
•Director, Cabot Corporation (1994 – 2017)
•Director, Washington Mutual Investors Fund (2010 – 2019)
•Member, Governor’s Commission on Climate Change, Commonwealth of Virginia (2007 – 2008)
•Senior Advisor, Northern Virginia Technology Council (2012 – 2017)
•Director, Northern Virginia Technology Council (2003 – 2012)
•Member, Virginia Governor’s Higher Education Summit Steering Committee (1994 – 1998)
•Member, Virginia Research and Technology Advisory Committee (1990 – 1998)

Education
•BS, Zoology, Howard University •MS, Microbiology, American University •PhD, Cytology, Howard University

Chair	Member	A = Audit	C = Compensation	E = EHS	G = Governance	O = Capital Allocation	X = Executive
22 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS

Stephen C. Van Arsdell Former Senior Partner, Deloitte; Chair & CEO, Deloitte & Touche Age: 73 Independent Director since 2019 Committees:	Experience
•Senior Partner of Deloitte LLP and member of the Board of Directors, including as Vice-Chair (2003 – 2009); senior management roles including Chair, Chief Executive Officer, and Chief Quality Officer (2010 – 2012) and Deputy Chief Executive Officer (2009 – 2010) of Deloitte & Touche LLP, which he joined in 1975

Qualifications
•Executive Leadership/CEO, Corporate Governance, Financial/Capital Allocation and Risk Management skills gained from Mr. Van Arsdell’s time in senior leadership at Deloitte and Deloitte & Touche where he oversaw a national organization of 15,000 professionals providing audit, assurance, risk and capital markets advisory services.
•International Business, Strategic Planning, Governmental and Regulatory Affairs experience gained thorough his roles in Deloitte’s international operations, serving as a key member of the Global Audit Leadership Team, where he helped develop the firm’s strategic plans for the global audit practice as well as in his service to some of Deloitte’s most significant clients with extensive international operations.
•Mergers and Acquisitions experience from participating in the M&A activities of many clients while at Deloitte and of First Midwest Bancorp and Old National Bank as a member of the Boards of Directors, as well as in the merger of First Midwest Bancorp and Old National Bancorp.

Other Boards and Organizations

•Director, Old National Bancorp (2022 – present)
•Director, First Midwest Bancorp (2017 – 2022)
•Audit Committee Member, Brown Brothers Harriman, a privately held global financial services firm (2015 – present)
•Board of Trustees Member, The Morton Arboretum (2015 – present; Chair from 2020 – 2023)

Education
•BS, Accounting, University of Illinois •MAS, University of Illinois •Certified Public Accountant (CPA)

Chair	Member	A = Audit	C = Compensation	E = EHS	G = Governance	O = Capital Allocation	X = Executive
PROXY STATEMENT FOR 2024 ANNUAL MEETING 23

ELECTION OF DIRECTORS

Karl Niclas Ytterdahl Former Executive Chairman and Chief Operating Officer of Industrial Service Solutions Age: 59 Independent Director since 2023 Committees:	Experience
•Independent Sponsor partnering with capital investors to consolidate vehicle service sector companies (2023 – present)
•Executive Chairman and Chief Operating Officer of Industrial Service Solutions (2020 – 2023)
•President, Dover Vehicle Service Group (2014 – 2019)
•Senior Vice President, Dover Corporation (2012 – 2014)
•Vice President Global Strategic Sourcing and Chief Procurement Officer, AES Corporation (2006 – 2011)
•Held various leadership roles at Thermo Fisher Scientific Inc., a life sciences solutions company, including Vice President and General Manager Non-Franchise Segment and President Fisher Scientific Switzerland (2000 – 2006)

Qualifications
•Executive Leadership/CEO, Corporate Governance, Multiple-Part Manufacturing, Strategic Planning, Enterprise Risk Management, and Financial/Capital Allocation skills gained through his extensive experience as a senior leader of global manufacturers.
•International Business and Governmental and Regulatory Affairs experience gained working in Europe and Asia while with Thermo Fisher and overseeing the global supply chain at both AES Corporation and Dover.
•Mr. Ytterdahl also provides expertise in Mergers and Acquisitions, Environment, Health and Safety, Technology, Materials Science and Engineering, Environmental, Social and Governance, and Branding.

Other Boards and Organizations
•Director, Euro Motorparts Group (2019 – present) •Director, Advanced Converting Works (2020 – 2023)

Education

•Thesis-Diploma, Engineering Physics, École Polytechnique Fédérale de Lausanne
•MS, Engineering Physics, Chalmers University of Technology
•MS/MBA, Strategy, Corporate Finance and Operations, Massachusetts Institute of Technology Sloan School of Management

Chair	Member	A = Audit	C = Compensation	E = EHS	G = Governance	O = Capital Allocation	X = Executive
24 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS

Marietta Edmunds Zakas President and CEO, Mueller Water Products Age: 65 Director since 2023 Committees:	Experience
•President and Chief Executive Officer, Mueller Water Products, Inc. (2023 – present); Executive Vice President and Chief Financial Officer (2018 – 2023); Senior Vice President, Strategy, Corporate Development and Communications (2006 – 2017); Interim Head of Human Resources (2016 – 2017)
•Held several leadership roles at Russell Corporation, culminating in her role as Corporate Vice President, Chief of Staff, Business Development and Treasurer (2001 – 2006)
•Corporate Vice President, Director of Investor Relations and Corporate Secretary, Equifax Inc. (1993 – 2000)
•Vice President, Investment Banking Division, Morgan Stanley (1984 – 1991)

Qualifications
•Executive Leadership/CEO, Strategic Planning, Financial/Capital Allocation, and Risk Management skills gained from her past and current positions in management, including at the Company, where she has directed its strategic planning, investor relations and corporate communications activities since 2006 and had responsibility as Chief Financial Officer for overseeing all financial functions.
•Mergers and Acquisitions experience gained both at the Company and while at Russell Corporation, where she had responsibility for strategic and financial functions until Berkshire Hathaway’s acquisition.
•Human Capital Management expertise developed in her leadership roles at Russell Corporation and further enhanced while serving for two years as Interim Head of Human Resources at the Company.
•Ms. Zakas also brings expertise in Corporate Governance and Branding.

Other Boards and Organizations

•Director, University of Virginia Darden School Foundation Board of Trustees (2023 – present)
•Director, BlueLinx Holdings Inc. (2022 – present)
•Director, Atlantic Capital Bank (2011 – 2022)
•Director, Atlantic Capital Bancshares (2011 – 2022)

Education
•BA, Mathematics and Economics, Randolph-Macon Woman’s College •MBA, General Management, University of Virginia Darden School of Business •JD, University of Virginia School of Law

Chair	Member	A = Audit	C = Compensation	E = EHS	G = Governance	O = Capital Allocation	X = Executive
PROXY STATEMENT FOR 2024 ANNUAL MEETING 25

ELECTION OF DIRECTORS
Recent Board Activity
General Information
In fiscal 2023, we continued our Board refreshment program that introduced four new directors to the Board since 2019 and saw the retirement of one of our longer tenured founding members. Additionally, we added two new directors to the Board, Messrs. Brian L. Slobodow and Karl Niclas Ytterdahl, in accordance with the Cooperation Agreement with Ancora(1). The Cooperation Agreement addresses certain matters, including the composition of certain Board committees and the formation of the Capital Allocation and Operations Committee. Board refreshment has been undertaken with attentiveness to continually enhancing the Board’s set of relevant skills and diversity of experience and successively strengthening the Board’s oversight capabilities.
Continued Board Focus
The Board focuses on maintaining a Board comprised of members with a diversity of backgrounds, skills, tenure and expertise. As part of the Board’s continued refreshment strategy, the Company will continue its plan to add several new directors with fresh perspectives in the near term. This plan is intended to further align the Board’s experience and skills with the Company’s strategic direction. As part of this plan, following the 2024 Annual Meeting, each member of the Board who has served for more than 10 years will depart by the 2026 Annual Meeting, with no more than three directors departing in any one year. Accordingly, Messrs. O’Brien and Tokarz will retire from the Board at the 2024 Annual Meeting. In conjunction with these retirements, we have nominated Mr. Brian C. Healy for election to the Board at the 2024 Annual Meeting.
Board Refreshment/Board Succession Planning
The Board believes that thoughtful refreshment is necessary to ensure that the Board remains aligned with the needs of the Company as it evolves. To that end, the Governance Committee regularly assesses director succession and board refreshment, with a focus on maintaining an optimal mix of institutional knowledge, industry expertise and fresh insight among its directors.
Of equal importance is the varied perspective that new Board members bring. Five new directors have joined the Board since 2019 – their addition reflects the Board’s strong commitment to diversity across multiple dimensions including technical and financial skills, expertise and career background as well as personal traits such as age, gender and ethnicity. See “Proposal One - Election of Ten Directors — The Board of Directors — Recent Board Activity” for information regarding planned Board refreshment activity.
Board Tenure Policy
The Board believes that an appropriate mix of tenured directors and newer directors with fresh perspectives is necessary to ensure a vital and effective Board. Since January 2019, the Board has appointed five new directors, advancing both the skill set and experience profile of the Board while simultaneously increasing its diversity. Complementing this strategy of refreshment and enhancement is a commitment to making the most of our longer tenured directors’ experience and knowledge of the Company’s operations. While the Board believes that age and tenure are important considerations in assessing Board composition, it also believes the best interests of the Company are served by being able to take advantage of all available talent and that a significant degree of continuity year-over-year is beneficial to stockholders. For this reason, the Board does not have absolute limits regarding age of directors or the length of time that a director may serve but considers these aspects among several factors in re-nomination decisions.
Board Composition
The Board continues to identify and incorporate directors with diverse experiences and perspectives to provide the Company with thoughtful and engaged board oversight. In fiscal 2023, with Mr. Rethore’s retirement and Mr. Ytterdahl’s appointment in February 2023, the number of Board members was eleven. Each of our director nominees is independent, except Ms. Zakas, our President and CEO. As demonstrated by the following key metrics, the Board actively seeks highly

(1) On October 11, 2022, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with Ancora Catalyst Institutional, LP and certain of its affiliates (collectively, “Ancora”). A summary of the Cooperation Agreement is included in a Form 8-K filed with the SEC on October 13, 2022, with the full Cooperation Agreement filed as an exhibit to the Form 8-K.

26 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS
qualified women, individuals from underrepresented minorities and those with a wealth of diverse skills and talents to join the Board.

At September 30, 2023	As Nominated

10 of our 11 directors are independent, including the Chair	9 of our 10 directors are independent, including the Chair
4 of our 11 directors are women	4 of our 10 directors are women
9 of our 11 directors have Corporate Governance experience	8 of our 10 directors have Corporate Governance experience
11 of our 11 directors have Executive Leadership/CEO experience	10 of our 10 directors have Executive Leadership/CEO experience
4 of our 11 directors are from underrepresented minorities	3 of our 10 directors are from underrepresented minorities
Director Nomination Process

In discharging its responsibility related to director nominations, the Governance Committee receives input from other directors and, if applicable, an independent professional search firm. It also considers and evaluates candidates recommended by stockholders, as described below. The Governance Committee utilizes the same process and criteria to evaluate all candidates.
The Governance Committee’s comprehensive evaluation includes multiple stages. The Chair of the Governance Committee interviews each qualified candidate and selects candidates to be interviewed by other members of the Governance Committee. The Governance Committee's evaluation includes a reference and background check, as well as interviews and discussions about the candidate’s qualifications, availability and commitment. The Governance Committee reviews the results of all interviews and makes a recommendation to the full Board with respect to nominating a candidate for election to the Board. The Board expects all candidates recommended to the full Board to have received the approval of all members of the Governance Committee.
In evaluating candidates, the Governance Committee considers a variety of qualifications, experience, attributes and skills and recognizes that a diversity of knowledge, viewpoints and experience can enhance the Board’s effectiveness. Accordingly, as part of its evaluation, the Governance Committee considers how the candidate’s background, qualifications, experience, attributes and skills may enhance the quality of the Board’s deliberations and decisions.
Nomination Process At-a-Glance
1	Establish Candidate Pool
2	Conduct Interview by Chair
3	Perform Reference/Background Check and Governance Committee Interviews
4	Review Results and Recommend

Set forth below is a summary of the key skills and experience that we have determined to be necessary for the Board as a whole. See “Proposal One - Election of Ten Directors — The Board of Directors” for information concerning each nominee’s relevant skills and experience.
PROXY STATEMENT FOR 2024 ANNUAL MEETING 27

ELECTION OF DIRECTORS

Skill/Experience	Relevance to Mueller Water Products

Executive Leadership/CEO Experience. Experience serving in top management positions is important since these directors bring perspective in analyzing, shaping and overseeing strategy and the execution of important operational and policy issues at a senior level.

Corporate Governance Expertise. Directors who have corporate governance experience can assist the Board in fulfilling its responsibilities related to the oversight of our legal, environmental and regulatory compliance.

Financial/Capital Allocation Expertise. Knowledge of financial markets, financing and funding operations, accounting and financial reporting processes is important since it assists our directors in understanding, advising and overseeing our capital structure, financing and investing activities, financial reporting and internal control of these activities.

Government and Regulatory Affairs Expertise. Directors who have served in government positions or who have worked extensively with governments, environmental or regulatory bodies can provide oversight of compliance with rules and regulations and insight into working constructively with government, environmental and regulatory bodies.

International Business Experience. Since we manufacture and sell certain of our products outside the United States, directors with global expertise can provide a useful business and cultural perspective regarding significant aspects of our businesses.

Mergers and Acquisitions Experience. Since we have a strategy of selectively pursuing potential acquisitions, directors who have a background in M&A transactions can provide useful insight into developing and implementing strategies for growing our businesses through combination with other organizations.

Multiple-part Manufacturing and Operations Experience. Experience in manufacturing is useful in understanding our research and development efforts, product engineering, design and manufacturing, operations, products and the market segments in which we compete.

Strategic Planning Expertise. We operate in competitive markets and our businesses are subject to a wide variety of risks. Directors who have strategic planning experience can assist the Board in adopting policies and procedures responsive to the risks we face.

Enterprise Risk Management Experience. In light of the potential financial and reputational damage that can occur when companies fail to oversee compliance and properly manage risk, it is increasingly important to include directors with extensive enterprise risk management experience.

Human Capital Management Experience. We recognize that an engaged and diverse workforce is the foundation of our success, so it is important that our directors have experience with organizational management and talent development, including employee compensation and benefits, engagement and training, and diversity and inclusion.

Environment, Health and Safety (“EHS”) Expertise. We are committed to responsible environmental stewardship and rigorous health and safety oversight. We believe directors with EHS experience can help drive strong environment, health and safety performance not only at the most strategic level but also throughout the organization.

Technology Experience. Directors with backgrounds in engineering disciplines, computer science, software development and cyber security are increasingly important in light of our strategic focus on manufacturing and product technologies.

Materials Science and Engineering Experience. Directors with a background in these areas are important to our understanding of how metals, nanomaterials and other substances meet the electrical, chemical or mechanical requirements of our products.

Environmental, Social and Governance (“ESG”) Experience. Directors with experience overseeing ESG strategy are important to ensure the Company successfully implements and executes the appropriate strategies for sustainability; diversity, equity and inclusion; and human capital management.

Branding Expertise. Directors who have worked to define and maintain perceptions of the nature and focus of an enterprise, specifically during transformative change, are an invaluable asset.
28 MUELLER WATER PRODUCTS, INC.

ELECTION OF DIRECTORS
Director Candidate Recommendations
A stockholder who wishes to submit a director candidate for consideration by the Governance Committee must do so by writing our Corporate Secretary and including the candidate’s biographical data. See “Questions About Voting and the Annual Meeting.”
The Board’s Role and Responsibilities
Overview
Our Board is responsible for overseeing the business affairs of the Company, including regularly monitoring the effectiveness of management’s implementation of strategy, policy, risk mitigation tactics and other decisions. As the Company continues to grow and transform, the Board not only guides management, but also assists in reacting to changing environments. The Board receives regular updates and engages actively with the management team regarding key strategic initiatives, technology trends, competitive and economic changes and other important developments and is also involved in strategic planning and review each year. Combined with management’s execution of our business strategy, the Board’s oversight promotes the creation of long-term stockholder value, with a focus on assessing both the potential opportunities available to us and the risks that we might encounter.
Board Oversight
RISK
While the Board maintains oversight responsibility for how we manage risk, it charges management with assessing and mitigating that risk through the development, implementation and maintenance of the Company's risk management processes and cybersecurity program. As a result, our internal control environment has been specifically designed to identify and manage risks and to facilitate communication with the Board. Our internal audit department, which reports to the Audit Committee, administers our enterprise risk assessment and, in coordination with our legal and compliance functions, is responsible for ongoing enterprise risk management processes. It also regularly reports to the Board and its committees on risk-related issues as a complement to our strategic planning process. Additionally, the Audit Committee consults with management regarding cybersecurity initiatives and requests that management report to the Audit Committee and/or the full Board regularly on its assessment not only of cybersecurity, but also of the operational, financial and accounting, competitive, reputational and legal risks to the Company. The Board also considers specific risk topics and receives regular reports from the heads of our principal businesses and corporate functions that include discussion of the risks and exposures inherent in their respective areas of responsibility.
The Board executes its risk oversight function both as a whole and through delegation to its committees, specifically:

Audit Committee
•Oversees risk management related to accounting and financial reporting, the audit process, internal control over financial reporting and disclosure controls and procedures
•Oversees the internal audit function
•Monitors legal and compliance issues and active matters
•Reviews cyber and data security matters, including our cybersecurity threat and risk mitigation initiatives

Compensation and Human Resources Committee
•Oversees risk management related to the risks and rewards associated with our compensation policies and practices
•Oversees management development and succession planning across senior positions

Environment, Health and Safety Committee •Oversees risk management related to risks directly related to the environment, health and safety areas	Nominating and Corporate Governance Committee •Oversees risk management related to governance structure and processes and risks arising from related person transactions
ENVIRONMENTAL, SOCIAL AND GOVERNANCE
We embrace our ESG responsibilities and strive to effectively address the issues that matter most to our stockholders, employees, customers, suppliers, investors and the communities we serve. We are dedicated to transparency and measurement of our ESG performance as we execute our business strategy and expand our manufacturing reputation
PROXY STATEMENT FOR 2024 ANNUAL MEETING 29

ELECTION OF DIRECTORS
and expertise. We believe that a comprehensive ESG approach is more than a matter of process. Our ESG approach has been developed from a foundation of best practices and a desire for environmental, social and governance leadership, integrity and accountability.
Due to the significance of our ESG approach, the Board as a whole maintains oversight of the Company’s ESG program, including strategy, initiatives, metrics and policies. To facilitate its oversight, the Board has delegated certain responsibilities to its committees as follows:
•The Audit Committee oversees the appropriateness and reasonableness of the Company's applicable ESG standards, measurement mechanisms and key performance indicators.
•The Compensation Committee oversees matters related to human capital management, including matters relating to employee compensation, benefits, engagement, training, diversity, inclusion and other social matters.
•The Environment, Health and Safety Committee (the “EHS Committee”) oversees the matters related to the environmental, materials sustainability and employee health and safety programs.
•The Governance Committee reviews and makes recommendations to the Board regarding the Company’s ESG practices, reviews relevant ESG metrics developed by other Board committees and oversees management’s production of the Company’s ESG Report.
The Company publishes an annual ESG Report, which includes the principal sustainability metrics the Company tracks: water withdrawal/energy consumption, greenhouse gas emissions and solid waste management. The most current ESG Report may be found at https://www.muellerwaterproducts.com/environmental-social-and-governance. The ESG Report is not a part of, or incorporated by reference in, this Proxy Statement.
Management Succession Planning
Management conducts annual talent reviews. During these reviews, the executive leadership team discusses succession plans for key positions and identifies top talent for development needed in future leadership roles. The Board maintains a succession and contingency plan for the CEO position as well as other key officer positions.
Corporate Governance Policies and Materials
Our Code of Business Conduct and Ethics (the “Code of Conduct”) applies to all of our employees and directors. We make available an ethics helpline that employees and others may use to anonymously report suspected violations of the Code of Conduct. We will disclose promptly any amendments to, or waivers from, provisions of the Code of Conduct on our website at www.muellerwaterproducts.com, as may be required under applicable rules.
Listed below are some of the Board policies and other materials relating to our corporate governance program that are available on our website. We will also provide copies of any of these policies and materials without charge upon written request to our Corporate Secretary at Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328. The information on our website is not a part of this Proxy Statement.

•Corporate Governance Guidelines	•Board Committee Charters	•Bylaws
•Code of Business Conduct and Ethics	•Certificate of Incorporation	•Stock Ownership Guidelines

Stockholder Engagement
We believe that strong corporate governance should include regular engagement with our stockholders to enable us to understand and respond to stockholder concerns. Understanding the issues important to our stockholders is critical to ensuring that we address their concerns in a meaningful and effective way. In fiscal 2023, management and the Board, as appropriate, continued to reinforce our commitment to building long-term relationships with our stockholders. As part of our engagement program, we engage with representatives of many of our top institutional stockholders to solicit feedback on performance, strategy, vision, risk management and other matters. We strive to be responsive to our stockholders and are committed to continued engagement.
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Board Structure
Board Leadership Structure
Our governance documents provide the Board with the flexibility to select the appropriate leadership structure for the Company, and the Board believes separating the roles of Chair and CEO is in the best interest of the Company and its stockholders. Mr. O’Brien currently serves as our Non-Executive Chair, and Ms. Zakas serves as our President and CEO. In conjunction with Mr. O’Brien’s retirement, the Board intends to appoint another independent, non-employee director as Chair of the Board at the 2024 Annual Meeting.
Under our Bylaws, the Chair presides over meetings of the Board and of stockholders, while the CEO has general and active management of our property, business and affairs, subject to the supervision and oversight of the Board.
The Board believes this structure facilitates decisive and effective leadership and, when combined with our other governance policies and procedures, provides appropriate opportunities for oversight, discussion and evaluation of decisions and direction by the Board.
Director Independence
The Governance Committee and the Board annually assess the outside affiliations of each director to determine if these affiliations could cause a potential conflict of interest or interfere with the director’s independence. Our Corporate Governance Guidelines (the “Guidelines”) set forth the categorical standards of independence for the Board. To be considered “independent” for purposes of the director qualification standards:
•The director must meet bright-line independence standards under New York Stock Exchange (“NYSE”) listing standards; and
•The Board must affirmatively determine the director otherwise has no material relationship with the Company directly or as an officer, stockholder or partner of an organization that has a relationship with us. See the Guidelines on our website www.muellerwaterproducts.com for more detail.
Each of our directors, other than our President and CEO, and each member of the Audit Committee, the Compensation Committee and the Governance Committee is independent pursuant to the above director qualification standards.
•No member of those committees receives compensation from us other than directors’ fees and no member is an affiliated person of ours (other than by virtue of his or her directorship).
•Members of the Audit Committee meet the additional standards for audit committee members of publicly traded companies required by the Sarbanes-Oxley Act of 2002.
•All members of the Compensation Committee qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and meet the independence requirements of NYSE listing standards.
Executive Sessions
Our non-employee directors meet at least quarterly in executive sessions at which only non-employee directors are present. Our Non-Executive Chair presides at these sessions.
Board Committee Information
The Board currently has five standing committees: the Audit Committee, the Capital Allocation and Operations Committee (the “Capital Allocation Committee”), the Compensation Committee, the Governance Committee and the EHS Committee. An additional committee, the Executive Committee, meets only as needed. Each member of the Audit, Compensation, Governance and EHS Committees satisfies both the NYSE’s and our definition of an independent director, and the Board has determined that all Audit Committee members are “financially literate” and at least one independent member qualifies as an “audit committee financial expert” under the NYSE listing standards and the rules and regulations of the SEC. The Board designated each of Messrs. Van Arsdell, Hansen and Ytterdahl as an “audit committee financial expert” during 2023.
Each standing committee meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from management and annually evaluates its performance. Additional information about the committees is provided below. In addition to being a member of the Capital Allocation Committee and the Executive Committee, Mr.
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O'Brien is an ex officio member of the other standing committees. See the committee charters on our website at www.muellerwaterproducts.com for more detail.

Audit Committee
CURRENT MEMBERS Van Arsdell (Chair) Hansen Sharritts Ytterdahl
•Oversees the integrity of our financial statements, financial reporting activities and accounting policies and procedures.
•Selects and oversees the independent registered public accounting firm, approves its services (including both audit and non-audit services) and fees, and evaluates its performance. In its evaluation, the Audit Committee considers the firm’s reputation for independence and integrity, the qualifications and performance of the firm’s personnel and the effectiveness of the firm’s communications, the appropriateness of fees and Public Company Accounting Oversight Board reports on the firm and its peers.
•Selects, reviews and evaluates the lead partner of the audit engagement team.
•Reviews the scope and results of the independent registered public accounting firm’s audits.
•Reviews the scope of the internal audit function, internal audit plans, internal audit reports and corrective actions taken in response to internal audit findings. Evaluates the performance of the internal audit function.
•Oversees our internal accounting systems and related internal control over financial reporting, as well as our financial risk management profile.
•Oversees our legal compliance and ethics programs and the Code of Conduct.
•Reviews cyber and data security matters, including our cybersecurity risk mitigation initiatives.
•Oversees the appropriateness and reasonableness of the Company's applicable ESG standards, measurement mechanisms and key performance indicators.

13 meetings in fiscal 2023

Compensation and Human Resources Committee
CURRENT MEMBERS Tokarz(1) (Chair) Franklin Hansen Sharritts Van Arsdell
•Reviews, approves and administers our executive compensation and equity-based plans.
•Reviews and approves goals and objectives for compensation of our CEO, evaluates performance in relation to these goals and objectives, and determines and approves the compensation of our CEO.
•Reviews and approves the compensation of all executive officers.
•Reviews and recommends the compensation of non-employee directors.
•Reviews and approves stock ownership requirements for officers and directors.
•Oversees an annual risk assessment process related to compensation programs.
•Reviews succession planning across senior positions.
•Oversees matters related to human capital management, including matters relating to employee compensation, benefits, engagement, training, diversity, inclusion and other social matters, including such matters related to the Company’s ESG program.

15 meetings in fiscal 2023
(1)Mr. Tokarz will be retiring from service at the 2024 Annual Meeting of Stockholders.

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Environment, Health and Safety Committee
CURRENT MEMBERS Ortiz (Chair) Franklin Thomas
•Reviews policies and procedures related to compliance with laws, regulations and rules pertaining to the environment, health and safety.
•Monitors compliance with health, safety and environmental policies, programs and practices.
•Encourages activities and initiatives that demonstrate sound environmental stewardship.
•Reviews the scope of internal and independent environmental, health and safety audits and assessments.
•Reviews results of internal compliance reviews and remediation projects.
•Supports the Board’s responsibilities relating to sustainability and corporate social responsibility.
•Reviews the Company’s environmental, health and safety performance and related initiatives.
•Oversees matters related to the Company’s environmental, materials sustainability and employee health and safety programs.

4 meetings in fiscal 2023

Nominating and Corporate Governance Committee
CURRENT MEMBERS Thomas (Chair) Ortiz Slobodow Tokarz(1)
•Establishes criteria for and qualifications of persons suitable for nomination as directors and reports recommendations to Board.
•Selects and recommends director candidates to be considered for election.
•Develops and annually reviews the Company’s Corporate Governance Guidelines.
•Oversees the annual Board and committee evaluation process.
•Makes recommendations to the Board related to committee structure and membership.
•Advises the Board regarding corporate governance matters.
•Monitors the orientation and continuing education programs for directors.
•Oversees the development, updating and production of the Company's annual ESG Report, reviews and makes recommendations to the Board regarding our ESG practices and reviews applicable committee ESG metrics.

9 meetings in fiscal 2023

Executive Committee
CURRENT MEMBERS Zakas (Chair) O’Brien(1) Thomas Tokarz(1) Van Arsdell	•Exercises interim powers delegated to it when a matter requires expeditious Board action or when it would not be practical for the full Board to meet.
5 meetings in fiscal 2023

Capital Allocation and Operations Committee(2)
CURRENT MEMBERS Zakas (Co-Chair) Slobodow (Co-Chair) Hansen O’Brien(1) Ytterdahl
•Reviews, analyzes, oversees, and makes recommendations to the Board regarding the capital allocation and operations of the Company.
•Identifies opportunities to create value, including in relation to improving production rates, accelerating the completion timeline of the facility modernization projects and overseeing any targeted action plans relating to the foregoing.

11 meetings in fiscal 2023
(1)Messrs. O’Brien and Tokarz will be retiring from service at the 2024 Annual Meeting of Stockholders.
(2)The Capital Allocation and Operations Committee was created October 2022 in accordance with the Cooperation Agreement.

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Board Practices, Processes and Policies
History of Commitment to Good Governance Practices
The Board has always followed a principled framework in carrying out its oversight responsibilities related to the business of the Company. The Board is committed to good corporate governance practices and a sound governance structure that promote the interests of all stockholders. While the underlying guiding principles of the Board remain consistent, the implementation of these principles continues to be flexible and evolves in response to ever-changing business, legal and social environments.
Director Attendance

The Board held 20 meetings in fiscal 2023 and each director attended at least 91% of the total number of meetings of the Board and its committees of which she or he was a member in fiscal 2023. Although the Company does not have a formal policy requiring attendance at annual meetings of stockholders, directors are encouraged to attend, and each then-current director attended the 2023 Annual Meeting of Stockholders.
Fiscal 2023 Board/Committee meeting attendance

Director, Board and Committee Evaluations
Each year, the Guidelines require the Board to conduct an evaluation of its own performance. Additionally, our committee charters require each of our committees to conduct an annual performance evaluation. The Governance Committee is responsible for overseeing the annual assessment process on behalf of the Board and its committees. Throughout the evaluation process, the Governance Committee solicits comments from directors, via self and peer evaluations and committee and Board assessments, to ensure that the Board as a whole, its committees and each director are functioning effectively. The Governance Committee reviews comments from each director to assess directors’ contributions to the Board, evaluates the Board’s contributions to the Company and identifies areas for improvement in the Board’s performance. The Governance Committee discusses its findings with the Board annually regarding ways in which the Board and its committees can improve their key functions.
Director Orientation and Continuing Education
The Company’s Guidelines establish recommendations for director onboarding and continued education. All new members of the Board participate in the Company’s new director orientation program, including corporate document and policy reviews, management meetings and site visits. Additionally, directors participate in an in-depth review of the Company strategy and have the opportunity to meet with senior management and obtain insights into the business. All directors are encouraged to participate in continuing education programs, with any associated expenses reimbursed by the Company, to stay current and knowledgeable about the Company’s industry, market and overall environment. Such orientation and continuing education programs are overseen by the Governance Committee.
Corporate Governance Guidelines
Our Board is committed to establishing and maintaining strong corporate governance practices that reflect high standards of ethics and integrity and promote long-term stockholder value.
To that end, our Bylaws provide that our directors must be elected by the affirmative vote of a majority of the votes cast at the Annual Meeting. Additionally, the Guidelines provide that an incumbent director who fails to receive a majority of the votes cast must tender an irrevocable offer of resignation to the Board. The Board will then consider a number of factors in determining whether to accept or reject the resignation, including the director’s contributions to the Company.
Our corporate governance structure and processes are set forth in our key governance documents, including the Guidelines. The Guidelines govern the operation of the Board and its committees and guide the Board and its committees in the execution of their respective responsibilities. The Governance Committee reviews the Guidelines at least annually, and the Board updates the Guidelines periodically in response to changing regulatory requirements, evolving practices and otherwise as circumstances warrant.
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An important aspect of achieving a strong and effective corporate governance structure is to encourage an open dialogue with our stockholders. Accordingly, highlighted below are the key areas of our corporate governance practices that we believe align with common best practices.

Board Composition and Leadership	✓	Our Board is led by an independent Non-Executive Chair who is not our CEO
	✓	Each of our director nominees, other than our President and CEO, is independent
	✓	Our directors have complementary and diverse skills sets, backgrounds and experiences and are continually educated on our industry
	✓	Our Board size promotes an open dialogue among directors
Director Elections	✓	We use a majority voting standard in uncontested director elections, and require incumbent directors who fail to receive a majority of the votes cast to tender their resignation
	✓	Directors are elected on an annual basis
Board Committee Structure	✓	We have a well-developed committee structure with clearly understood responsibilities
	✓	With the exception of the newly created Capital Allocation and Operations Committee in accordance with the Cooperation Agreement, each member of our standing committees is independent
Director Effectiveness	✓	Our Board, committees and directors conduct regular self and peer evaluations, led by our Governance Committee, to assess effectiveness and areas for improvement
Director Responsibilities	✓	Each of our directors has input into the setting of the Board agenda
	✓	Each of our directors has unfettered access to management, and committees have the authority to retain independent advisors
	✓	Our Board frequently meets in executive session without the CEO or other members of management
	✓	Our Board focuses on significant risks and seeks the proper calibration of risk and reward while focusing on the longer-term interests of our stockholders
Director Compensation	✓	We pay a substantial portion of non-employee director compensation in equity grants

Related Person Transactions
The Governance Committee administers a written Related Person Transaction Policy that applies to any transaction or series of transactions in which we are a participant, the amount involved exceeds or may be expected to exceed $120,000 and a related person has a direct or indirect material interest. Under the policy, our Chief Legal and Compliance Officer determines whether a transaction meets the requirements of a related person transaction requiring review by the Governance Committee. Transactions that fall within this definition will be referred to the Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Governance Committee will decide whether or not to approve the transaction and will approve only those transactions that are in our best interest. In addition, the Board has delegated to the Chair of the Governance Committee the authority to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is expected to be less than $500,000.
We did not engage in any transaction during fiscal 2023, and have no currently proposed transaction, in which the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.
Communicating with the Board
Stockholders and other interested parties may communicate with any of our directors, including our Non-Executive Chair and the Chairs of our committees, or our independent directors as a group, on Board-related issues by writing in care of our Corporate Secretary at our principal executive office address: 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328. Stockholders and other interested persons may also communicate with directors by sending an email message to boardofdirectors@muellerwp.com, or with the Audit Committee by sending an email message to auditcommittee@muellerwp.com. These procedures may change from time to time. Please visit our website at www.muellerwaterproducts.com for the most current means of contacting our directors.
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Director Compensation
The Compensation Committee is responsible for reviewing and considering revisions to director compensation. With the assistance of its independent compensation consultant, the Compensation Committee reviews director compensation and compares it to director compensation paid by other companies in the Peer Group described under “Compensation Discussion and Analysis — Executive Compensation Program Overview — Peer Group Benchmarking and Total Compensation.”
The Board reviews the Compensation Committee’s recommendations and approves the final structure and amounts of director compensation. The Board has determined compensation for non-employee directors should comprise a mix of cash and equity-based awards consistent with the mix and form of payment implemented by other companies in our Peer Group. In addition to utilizing an overall compensation structure consistent with market practice, the Board believes the interests of directors are aligned with the interests of other stockholders by linking a significant portion of director compensation to Common Stock performance. Under our stock ownership guidelines, directors are required to hold at least 50% of the Common Stock acquired through equity-based awards until they own Common Stock equal in market value to at least five times their annual retainer. See “Compensation Discussion and Analysis — Other Compensation Practices and Policies — Stock Ownership Guidelines” for more information.
Annual Retainer
Each non-employee director was entitled to receive an annual retainer of $65,000 in fiscal 2023. In addition, the Chairs of the Audit Committee, the Compensation Committee, the Governance Committee and the EHS Committee were entitled to receive chair fees equal to $20,000, $15,000, $10,000 and $10,000, respectively. Non-employee members of the Capital Allocation Committee receive an annual retainer of $15,000. Our Non-Executive Chair receives $100,000 for serving in this capacity. The annual retainers and chair fees are paid quarterly.
Meeting Fees
In fiscal 2023, each non-employee director was entitled to receive $1,500 for each Board or committee (in which the applicable director was a member) meeting attended, except that our Non-Executive Chair, who is an ex officio member of the Audit, Compensation, Governance and EHS Committees of the Board, receives no fees for meetings of these committees. Meeting fees are paid promptly after the conclusion of each meeting. Additionally, directors participate in various meetings for special purposes and are compensated for such meetings as disclosed herein. For fiscal 2024, the Board determined to eliminate meeting fees in lieu of the annual retainer.
Deferred Compensation
The Board adopted the Mueller Water Products, Inc. Directors’ Deferred Fee Plan, as amended, under which non-employee directors may elect to defer all or a portion of their directors’ fees. We make deferred payments in January of the year determined by the non-employee director pursuant to an election filed with our Corporate Secretary. The payments may be made in any calendar year not earlier than the year in which the participant has his or her 72nd birthday or the year of the participant’s termination of his or her services as a director, with the payment made in cash in one, five, ten or fifteen annual installments as determined by the participating director in his or her election form. Mr. Tokarz was the only non-employee director who participated in this plan during fiscal 2023. Mr. Tokarz’s deferred payments are maintained in a stock equivalent account.
Equity-Based Awards
Our Second Amended and Restated 2006 Stock Incentive Plan (the “Stock Plan”) provides that, on the date of each annual meeting of stockholders, we will grant equity-based awards with an economic value determined by the Compensation Committee to each non-employee director who is re-elected to the Board and has served as a director for at least six months. In addition, the Stock Plan provides that each director will receive an initial equity-based grant on the first day following the date on which he or she commences service as a director, the economic value and terms of which to be determined by the Compensation Committee. See “Compensation Discussion and Analysis — Other Compensation Practices and Policies — Role of Compensation Consultant in Compensation Decisions.”
On February 7, 2023, each non-employee director, with the exception of Messrs. Slobodow and Ytterdahl, received equity-based awards in the amount of $115,000, which resulted in the grant of 8,267 restricted stock units (“RSUs”) in accordance with the Stock Plan and related policies. On October 14, 2022, Mr. Slobodow received an initial grant of
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11,132 RSUs following his appointment to the Board in accordance with the Stock Plan. On February 9, 2023, Mr. Ytterdahl received an initial grant of 8,366 RSUs, which amount was prorated as of the date of his grant, in accordance with the Stock Plan. These RSUs vest for directors remaining in continuous service through the first anniversary of the grant date, although the Compensation Committee may waive this minimum service requirement. On February 7, 2023, in connection with his retirement from service, Mr. Rethore received an equity-based award in the amount of $115,000, which resulted in the grant of 8,267 RSUs that vest one half per year on each of the first two anniversary dates of the grant date.
Travel Expenses
We reimburse directors for their travel and related expenses in connection with attending Board and committee meetings and related activities.
Director Compensation Summary
The following table shows fiscal 2023 compensation for our non-employee directors.

DIRECTOR COMPENSATION TABLE

	Fees Earned or Paid in Cash ($)				Stock Awards ($)(2)	Total ($)
Name	Annual Retainer ($)(1)	Meeting Fees ($)	Other ($)(3)	Total ($)
Shirley C. Franklin	65,000	57,000	—	122,000	114,994	236,994
Thomas J. Hansen	66,875	64,500	—	131,375	114,994	246,369
Mark J. O’Brien	180,000	37,500	—	217,500	114,994	332,494
Christine Ortiz	75,000	45,000	—	120,000	114,994	234,994
Bernard G. Rethore(4)	23,111	31,500	—	54,611	114,994	169,605
Jeffery S. Sharritts	65,000	67,500	—	132,500	114,994	247,494
Brian L. Slobodow	77,880	39,000	—	116,880	114,994	231,874
Lydia W. Thomas	75,000	52,500	10,000	137,500	114,994	252,494
Michael T. Tokarz	80,000	72,000	—	152,000	114,994	266,994
Stephen C. Van Arsdell	85,000	75,000	—	160,000	114,994	274,994
Karl Niclas Ytterdahl(5)	53,139	25,500	—	78,639	114,363	193,002
(1)Includes fees earned as Chair of a committee, as Non-Executive Chair or as a member of the Capital Allocation Committee. The annual retainers paid to Messrs. Rethore, Slobodow and Ytterdahl were prorated for their period of service during fiscal 2023.
(2)Reflects the grant date fair value of the RSUs granted during fiscal 2023 computed in accordance with the stock-based compensation accounting rules described in our fiscal 2023 consolidated financial statements, which are included in the Company’s 2023 Annual Report. On February 7, 2023, in connection with his retirement from service, Mr. Rethore received an equity-based award in the amount of $115,000. Mr. Ytterdahl’s grant was prorated in accordance with the Stock Plan.
(3)The Board authorized a one-time payment of $10,000 to Dr. Thomas for her extraordinary efforts, time, guidance and participation in various activities related to the 2023 management transitions (see “Proposal Two - Advisory Vote to Approve Executive Compensation — 2023 Leadership Transitions”).
(4)Mr. Rethore retired from the Board at the conclusion of the 2023 Annual Meeting of Stockholders on February 7, 2023.
(5)Mr. Ytterdahl was appointed to the Board on February 8, 2023 in accordance with the Cooperation Agreement.
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The following table shows information related to option awards and stock awards made to our non-employee directors that were outstanding at September 30, 2023.

	Option Awards		Stock Awards
	Number of Securities Underlying Options (#)		Number of Shares or Units of Stock That Have Not Vested (#)
Name	Exercisable	Unexercisable
Shirley C. Franklin	—	—	8,267
Thomas J. Hansen	20,447	—	8,267
Mark J. O’Brien	20,447	—	8,267
Christine Ortiz	—	—	8,267
Bernard G. Rethore(1)	—	—	8,267
Jeffery S. Sharritts	—	—	8,267
Brian L. Slobodow(2)	—	—	11,132
Lydia W. Thomas	20,447	—	8,267
Michael T. Tokarz	—	—	8,267
Stephen C. Van Arsdell	—	—	8,267
Karl Niclas Ytterdahl(3)	—	—	8,366
(1)On February 7, 2023, in connection with his retirement from service, Mr. Rethore received an equity-based award in the amount of $115,000, which resulted in the grant of 8,267 RSUs that vest one half per year on the first two anniversary dates of the grant date.
(2)Mr. Slobodow was appointed to the Board on October 13, 2022 in accordance with the Cooperation Agreement.
(3)Mr. Ytterdahl was appointed to the Board on February 8, 2023 in accordance with the Cooperation Agreement.
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Proposal Two
Advisory Vote to Approve Executive Compensation
The Board recommends a vote FOR this proposal.
We provide our stockholders with the annual opportunity to cast an advisory vote to approve the compensation of our named executive officers. The vote on this proposal represents an additional means by which we obtain feedback from our stockholders about executive compensation. Our Compensation Committee sets executive compensation.
The overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term stockholder value. To meet this objective, the Compensation Committee has designed compensation plans for our executive officers that target total compensation at or about the 50th percentile of our Peer Group and size-adjusted survey sources. See “Compensation Discussion and Analysis — Executive Compensation Program Overview — Peer Group Benchmarking and Total Compensation.” A significant portion of our executives’ overall compensation is structured as incentive compensation. For fiscal 2023, incentive compensation represented approximately 84% of our current CEO’s total target compensation (excluding Other Compensation), and an average of approximately 78% of the total target compensation (excluding Other Compensation) of the other named executive officers. We believe an emphasis on both short-term and long-term incentive compensation aligns executives’ and stockholders’ interests. Further, the Company’s results, as measured against the performance metrics established by the Committee in fiscal 2023, produced a performance-based cash incentive compensation payout percentage of 56.1% of target for Ms. Zakas and Messrs. Heinrichs, McAndrew, and Helms and 84.6% of target for Mr. Takeuchi and a long-term incentive payout percentage of 72.5% for incentives based on relative total shareholder return for all NEOs, which illustrate rigorous and meaningful targets and highlight the Committee's pay-for-performance philosophy.
We encourage our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Board and the Compensation Committee believe these policies and procedures are strongly aligned with the long-term interests of our stockholders and are effective in implementing our compensation philosophy and in achieving our strategic goals.
Accordingly, we ask for stockholder approval of the following resolution:
RESOLVED, that the stockholders of Mueller Water Products, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Company’s proxy statement for the 2024 annual meeting of stockholders.
At the most recent annual meeting of stockholders, approximately 92% of votes cast were in support of the compensation of our named executive officers. The Compensation Committee will once again consider the result of this year’s vote, as well as other communications from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation program. See “Compensation Discussion and Analysis — Highlights of 2023 Executive Compensation.”
2023 Leadership Transitions
In August 2023, we announced that Scott Hall had stepped down as President and CEO and as a member of our Board and, consistent with our succession planning process, Marietta Edmunds Zakas had been appointed President and CEO of the Company and a member of our Board. In connection with this change, Steven Heinrichs, the Company’s Chief Legal and Compliance Officer and Corporate Secretary, was appointed Chief Financial Officer and Chief Legal and Compliance Officer of the Company. Paul McAndrew, the Company’s Senior Vice President, Operations and Supply Chain, was appointed Chief Operating Officer of the Company. Chason Carroll, the Company’s Deputy General Counsel and Assistant Corporate Secretary, was appointed General Counsel and Corporate Secretary of the Company. The compensation of each of Ms. Zakas and Messrs. Hall, Heinrichs and McAndrew was revised to reflect these changes, as discussed in more detail below. Mr. Hall continues to support management and the Board in an advisory role.

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EXECUTIVE COMPENSATION
Compensation Committee Interlocks and Insider Participation
During fiscal 2023, none of the members of the Compensation Committee (comprised of Shirley C. Franklin, Thomas J. Hansen, Jeffery S. Sharritts, Michael T. Tokarz and Stephen C. Van Arsdell) was a former or current officer or employee of the Company or any of its subsidiaries or had any relationships requiring disclosure as a related person transaction. None of our executive officers serves or has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or its Compensation Committee during fiscal 2023.
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Compensation Discussion and Analysis
This Compensation Discussion and Analysis is intended to provide our stockholders with information about our fiscal 2023 compensation program for our named executive officers (“NEOs”) determined in accordance with the applicable SEC rules. Our NEOs for fiscal 2023 include the following officers serving at fiscal year end:

Marietta Edmunds Zakas President and Chief Executive Officer	Steven S. Heinrichs Executive Vice President, Chief Financial Officer and Chief Legal and Compliance Officer	Paul McAndrew Executive Vice President and Chief Operating Officer	Todd P. Helms Senior Vice President and Chief Human Resources Officer	Kenji Takeuchi Senior Vice President, Water Management Solutions
In addition, our NEOs for fiscal 2023 also include J. Scott Hall who served as President and CEO prior to stepping down as an officer effective August 21, 2023. See “Leadership Transition Compensation Matters” below.
Highlights of Fiscal 2023 Performance

Focused on Operational Investment and Efficiencies to Increase Long-Term Stockholder Value
We generated net sales of $1,275.7 million, operating income of $127.4 million, adjusted EBITDA of $202.1 million and net income per diluted share of $0.55 (with adjusted net income per diluted share of $0.63). Adjusted EBITDA and adjusted net income are financial measures not calculated in accordance with GAAP and are therefore considered non-GAAP measures. See Exhibit A for a reconciliation of non-GAAP performance measures to GAAP performance measures.

Dividend Benefits	Stockholder Value
•We paid stockholders a quarterly $0.061 per share dividend during fiscal 2023, an increase of 5.2% from fiscal 2022. •We returned $38.1 million to our stockholders through dividends in fiscal 2023.	We repurchased $10 million of our outstanding Common Stock during fiscal 2023.
Highlights of 2023 Performance Related to Executive Compensation
The Compensation Committee used several financial and performance elements (including those set forth below) to assess and determine incentive plan compensation earned during fiscal 2023. Our compensation programs continually evolve to incorporate stockholder feedback, market best practices, and performance and retention considerations. Our stockholders have strongly supported our executive compensation program in the past, as exhibited by an affirmative “say-on-pay” vote of approximately 93% and 92% in each of the last two years. See Exhibit A for a reconciliation of the following non-GAAP financial measures used in determining executive compensation to GAAP financial results.
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EXECUTIVE COMPENSATION

Company Results for Performance Evaluation Basis
	Company-Wide			Segment Performance (Water Management Solutions)		Relative Total Shareholder Return(3) (rTSR)
	Net Sales	Adjusted EBITDA(1)	Adjusted Working Capital (as a % of Net Sales)(2)	Net Sales	Adjusted EBITDA(1)
	($ in millions)		%	($ in millions)		Percentile
2023	1,275.7	203.6	32.6	641.3	144.2	36th
(1)Defined for this purpose as net income plus interest, income tax, depreciation and amortization expenses, adjusted to exclude significant unusual charges and credits. For the purposes of Adjusted EBITDA for performance evaluation basis, the Company removed certain amounts related to unexpected litigation.
(2)Adjusted Working Capital as a Percent of Net Sales is a non-GAAP measure and means the Average Net Working Capital over the previous five calendar quarters divided by Net Sales for the fiscal year, subject to certain applicable adjustments. ‘‘Average Net Working Capital’’ means, as of September 30, 2023, the average of the last five quarter end balances for each of (i) receivables, as reported, plus (ii) inventories, as reported, minus (iii) accounts payable. For fiscal 2023, there were no adjustments to the working capital as a percent of net sales.
(3)See “Proposal Two - Advisory Vote to Approve Executive Compensation — Compensation Discussion and Analysis — Long-Term Equity-Based Compensation” for more information on rTSR.
Highlights of 2023 Executive Compensation
We design our executive officer compensation programs to target total compensation at or about the 50th percentile for comparable executive positions of our Peer Group and size-adjusted survey sources. The principal elements of our compensation program for executives are base salary, annual performance-based cash bonus, long-term incentive equity compensation and broad-based benefit programs and executive severance plan, as applicable.

We tie our executives' compensation to Company performance.

For fiscal 2023, 27.4% of our current CEO’s total target compensation, and an average of 29.4% of the total target compensation of our other NEOs, could only be earned by meeting performance goals at target.
PERFORMANCE-BASED TOTAL TARGET COMPENSATION(1)

(1)Excludes Other Compensation. See "Proposal Two - Advisory Vote to Approve Executive Compensation — Executive Compensation Tables — Summary Compensation Table" for total compensation as earned.
•Our NEOs’ compensation was both negatively and positively affected by Company performance in relation to targets set for fiscal 2023.
•Annual cash bonuses earned by our NEOs (excluding Mr. Hall) for fiscal 2023 ranged from $97,316 to $223,871 compared with $168,359 to $280,528 last year.
•Long-term performance-based compensation based upon rTSR was paid or credited at 72.5% of target for fiscal 2023.

We structure performance-based compensation to pay for performance.
We set clear and measurable financial goals for Company performance. In evaluating individual performance, we assess progress toward strategic priorities.

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We consider stockholder feedback on executive compensation.

At our 2022 and 2023 annual meetings of stockholders, approximately 93% and 92%, respectively, of the votes cast supported the advisory vote on executive compensation. We carefully consider feedback from our stockholders regarding executive compensation.
“SAY-ON-PAY” SUPPORT

•Based on strong stockholder support expressed for our executive compensation programs, the Compensation Committee applied a consistent pay-for-performance philosophy in structuring executive compensation for fiscal 2023.
•Stockholders are invited to express their views or concerns on executive compensation directly to the Chair of the Compensation Committee in the manner described under “Corporate Governance — Communicating with the Board.”

We utilize best practices for executive compensation.

✓	WE DO	✗	WE DON’T
✓	Use incentives to substantially link NEO pay to Company performance	✗	Re-price or exchange equity-based awards
✓	Require executives to maintain significant stock ownership levels	✗	Permit hedging or pledging of Common Stock by executives
✓	Maintain a compensation clawback policy	✗	Pay dividends on unvested equity-based incentives(2)
✓	Require a double trigger vesting of executive officers’ equity awards upon a change-in-control(1)	✗	Provide excise tax gross-up benefits
(1)    In connection with the 2023 leadership transitions, certain one-time transition grants vest upon a change-in-control. See “Compensation Elements — Leadership Transition Compensation Matters.”
(2)     Related to the fiscal 2023 leadership transitions, Ms. Zakas received a vested equity grant that receives dividends; provided that, up to 80% of the vested shares are subject to repayment obligations under her letter agreement. See “Compensation Elements — Leadership Transition Compensation Matters.”
Executive Compensation Program Overview
GUIDING PRINCIPLES
The Compensation Committee has identified the following guiding principles in overseeing the compensation program for our executives:

Competitiveness
Compensation programs should be designed to a total compensation target at the 50th percentile of our comparable executive positions at a customized peer group and size-adjusted survey sources.

Pay for Performance
Where compensation for an executive is tied to the achievement of financial and strategic goals, actual results that exceed target levels should provide above-target payouts, and results that do not reach threshold levels should not provide payouts.

Responsibility
A significant portion of an executive’s overall compensation should be tied to the achievement of financial performance goals. The portion of an executive’s target total compensation that is incentive based should increase as an executive’s responsibilities increase.

Stockholder Alignment
Executives’ interests are more directly aligned with stockholders’ interests when compensation programs:
•Emphasize both short- and long-term financial performance;
•Are significantly impacted by the value of Common Stock; and
•Require meaningful Common Stock ownership.

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EXECUTIVE COMPENSATION
PEER GROUP BENCHMARKING AND TOTAL COMPENSATION
Each year, the Compensation Committee’s compensation consultant collects Peer Group compensation data, as well as survey data from multiple leading providers and prepares an executive benchmarking study using a market analysis to size-adjust the market data for our net sales size as a whole. The Compensation Committee, with input from its independent compensation consultant, reviews the prior year Peer Group. This review focuses on companies that have a primary manufacturing component to their businesses, have similar organizational structures and are publicly traded or otherwise file financial statements with the SEC. We believe the resulting Peer Group provides a valid and appropriate comparison for the Company’s executive compensation program and governance practices. For fiscal 2023, the Compensation Committee made various changes to the previous year’s group. The Peer Group for fiscal 2023 consisted of the companies listed below.

Fiscal 2023 Peer Group		The Compensation Committee targets total compensation at or about the 50th percentile of the Peer Group and size-adjusted survey sources
Advanced Drainage Systems, Inc.	Graco Inc.
Badger Meter, Inc.	Helios Technologies, Inc.
Chart Industries	IDEX Corporation
Circor International Inc.	Itron, Inc.
Columbus McKinnon Corporation	ITT Inc.
Crane Co.	Kadant Inc.
Enerpac Tool Group Corp.	Lindsay Corporation
EnPro Industries, Inc.	Valmont Industries, Inc.
ESCO Technologies Inc.	Watts Water Technologies, Inc.
Franklin Electric Co.	Zurn Elkay Water Solutions Corporation
The Compensation Committee regularly reviews the target total compensation of each executive and compares it to the total compensation for comparable executive positions in the Peer Group and the size-adjusted survey sources. The Compensation Committee targets total compensation at or about the 50th percentile of the Peer Group and size-adjusted survey sources, subject to individual adjustments based on experience, length of service, individual performance and other factors deemed appropriate by the Compensation Committee.
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Compensation Elements
The following table lists our primary elements of compensation. Each element is targeted at or about the 50th percentile for comparable positions in the Peer Group and size-adjusted survey sources.

Pay Element	Salary	Bonus	Options	RSUs	PRSUs
Recipients			All Named Executive Officers ("NEOs")

Period of Grant	Generally reviewed every 12 months	Annually	Annually	Annually	Annually
Form of Delivery	Cash			Equity

Type of Performance	Short-term emphasis			Long-term emphasis

Performance Measures	—	Mix of financial results and ESG-related operational goals	Value of delivered shares based on stock price on date of exercise	Value of delivered shares based on stock price on vesting dates	Return on Invested Capital ("ROIC") achievement	Relative total shareholder return ("rTSR")
Performance Period/Vesting	Ongoing	1 year	Generally vest annually over 3 years	Generally vest annually over 3 years	Vest at the end of the 3-year award cycle	Vest at the end of the 3-year award cycle
How Payout Determined	Predominantly tied to Peer Group data, with an element of Compensation Committee discretion	Predominantly formulaic (based on performance against goals), with an element of Compensation Committee discretion	Completion of required service period through each vesting date	Completion of required service period through each vesting date	Formulaic (based on performance against goals) for specific performance periods	Formulaic (based on performance against peers) for specific performance periods
SALARY
The Compensation Committee regularly compares the salary of each executive to the 50th percentile of comparable executives in the Peer Group and size-adjusted survey sources and uses this benchmark as a guide. Salaries for the NEOs are adjusted, as appropriate, annually on February 1. The Compensation Committee approved the following salaries for our NEOs in fiscal 2023. See “— Leadership Change Compensation Matters” below for information regarding NEO compensation changes during fiscal 2023.

Name(1)	Annual Salary Rate at September 30, 2023 ($)	Annual Salary Rate at September 30, 2022 ($)	Salary Increase (%)
Marietta Edmunds Zakas	900,000	454,564	98.0
J. Scott Hall	1,000,000	854,000	17.1
Steven S. Heinrichs	550,000	459,426	19.7
Todd P. Helms	383,369	372,203	3.0
Paul McAndrew	450,000	—(2)	—
Kenji Takeuchi	382,418	374,920	2.0
(1)    On August 21, 2023, Ms. Zakas was appointed President and CEO, Mr. Heinrichs was appointed Executive Vice President, Chief Financial Officer and Chief Legal and Compliance Officer and Mr. McAndrew was appointed Executive Vice President and Chief Operating Officer. See “— Leadership Change Compensation Matters” below.
(2)    Mr. McAndrew joined the Company on November 7, 2022 at an annual salary of $325,000.
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EXECUTIVE COMPENSATION
ANNUAL CASH INCENTIVE AWARDS
The annual cash incentive plan rewards our named executive officers for achieving key financial metrics, which drive our operating results and enhance stockholder value. The Compensation Committee targets annual cash incentive compensation for each executive at the 50th percentile of comparable executives in the Peer Group and size-adjusted survey sources. Based on actual achieved performance against performance goals, each NEO may earn between 0% and 200% of his or her annual cash target opportunity. For fiscal 2023, the Compensation Committee selected two types of performance metrics: (i) financial goals (weighted 90%) and (ii) ESG-related performance metrics (weighted 10%). The financial goals related to adjusted EBITDA, adjusted working capital (as a % of net sales) and net sales. The Compensation Committee selected these financial metrics to encourage our NEOs to focus on generating income from continuing operations and enhancing long-term stockholder value. The ESG-related performance metric was tied to reductions in total recordable incidence rates and key performance indicators for sustainability, including reduction of energy intensity and water withdrawal, and specific activities identified as leading safety indicators. The Compensation Committee selected these metrics because they promote, drive and support the Company’s ESG initiatives and performance. All financial performance goals were set with minimum (or threshold), target and maximum objectives for each goal as described in the “2023 Annual Performance Targets and Results” table below.

2023 ANNUAL PERFORMANCE TARGETS AND RESULTS

							Weighted(4) Aggregate Actual % of Target for Ms. Zakas and Messrs. Heinrichs, Helms and McAndrew 56.1%
Metric	Weight (% of Target Bonus)(		Results Required to Achieve Bonus ($ in millions, except for percentages)(1)			Actual 2023 Payout Factor (% of Target Bonus) unweighted

	Zakas Heinrichs Helms McAndrew	Takeuchi	Threshold (50%)	Target (100%)	Maximum (200%)
Adjusted EBITDA	50.0%	45.0%				71.3%
Net Sales	25.0%	20.0%				62.8%
Adjusted Working Capital as a % of Net Sales	15.0%	15.0%				—%	Weighted Aggregate Actual % of Target for Mr. Takeuchi 84.6%
WMS Segment Net Sales(2)	—	10.0%				200.0%
WMS Segment Adjusted EBITDA(2)	—	10.0%				200.0%
ESG(3)	10.0%	—	—	—	—	47.7%
(1)See Exhibit A for a reconciliation of non-GAAP performance measures to GAAP performance measures.
(2)Applicable to only Mr. Takeuchi. “Segment Performance” includes (i) the Water Management Solutions (“WMS”) segment’s Net Sales and (ii) the WMS segment’s Adjusted EBITDA, each weighted 10% of Mr. Takeuchi’s total incentive target compensation.
(3)Applicable to Ms. Zakas and Messrs. Heinrichs, Helms and McAndrew.
(4)Mr. Hall’s bonus payment was calculated at target and prorated based on the number of days he served as CEO in accordance with the transition and separation agreement.
FISCAL 2023 ANNUAL CASH INCENTIVE AWARDS
Based on actual performance against the performance goals as set forth above, each NEO earned 56.1% of his or her annual cash target opportunity for fiscal 2023 with the exception of Mr. Hall, whose bonus was determined based on target performance and prorated based on the number of days he served as CEO during fiscal year 2023, and Mr. Takeuchi, who earned 84.6% of his annual cash target opportunity for fiscal 2023. The table below shows each NEO’s annual cash target opportunity and the amount of the annual cash bonuses paid to each NEO.
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	At Target Performance		At Actual Performance
Name	% of Salary	Amount ($)	% of Target	Amount ($)(1)
Marietta Edmunds Zakas	110%	398,915	56.1%	223,871
J. Scott Hall	110%	881,507	100.0%	881,507
Steven S. Heinrichs	70%	313,263	56.1%	175,803
Paul McAndrew	65%	173,408	56.1%	97,316
Todd P. Helms	60%	227,764	56.1%	127,821
Kenji Takeuchi	55%	208,940	84.6%	176,857
(1)    For fiscal 2023, the payout for officers promoted during the fiscal year was determined using the applicable target percentage for the portion of the year that the promoted officer served in each of the roles such officer held during fiscal 2023, subject in each case to performance against the performance goals as set by the Compensation Committee at the beginning of fiscal 2023. See “— 2023 Leadership Transition Compensation Matters” below.
LONG-TERM EQUITY-BASED COMPENSATION
The long-term incentive program aligns the interests of our NEOs with those of our stockholders and rewards our NEOs for achieving key metrics. This program drives operating results, enhances stockholder value and helps retain our NEOs. Due to the rules for how the grant date fair value of long-term incentive awards must be calculated for accounting purposes, the 2023 Summary Compensation Table may not reflect the same stock option and PRSU values described below. In addition, accounting values can increase or decrease each year, causing volatility in the long-term incentive awards reported. For fiscal 2023, the Compensation Committee set each NEO’s target long-term compensation value at or about the 50th percentile of comparable executives in the Peer Group and size-adjusted survey sources.
For fiscal 2023, fiscal 2022 and fiscal 2021, the NEOs’ target long-term compensation value was allocated 50% in the form of performance-based restricted stock units (“PRSUs”), 25% in the form of time-based stock options and 25% in the form of time-based restricted stock units (“RSUs”). The fiscal 2021 and fiscal 2022 PRSUs are solely based upon rTSR performance ("Market Units"). The fiscal 2023 PRSUs are 50% Market Units and 50% return on invested capital units (“ROIC Units”).
PERFORMANCE-BASED RESTRICTED STOCK UNITS
The following are the key aspects of the PRSUs awarded, granted, earned and/or vested in fiscal 2021, fiscal 2022 and fiscal 2023:
PRSUs Awarded for Fiscal 2021 and Fiscal 2022:
•For fiscal 2021 and fiscal 2022, 50% of each NEO’s target long-term incentive compensation value was awarded in PRSUs. The number of PRSUs awarded in fiscal 2021 and fiscal 2022 was equal to the target value divided by the share price of our Common Stock on the date of award.
•The fiscal 2021 and fiscal 2022 PRSUs are based solely upon the Company’s rTSR performance.
•Market Units:
◦The rTSR is measured by, during the applicable performance period, computing the total shareholder return of each company that was in the S&P 600 SmallCap Industrial Index at the beginning of the applicable performance period (the “TSR Group”) and comparing the Company’s total shareholder return results thereto in order to determine the percentile ranking within the TSR Group.
◦The Market Units consist of a single tranche and vest on a 3-year cumulative performance period against the applicable index.
◦The Compensation Committee establishes the performance period target related to the Market Unit award on the grant date of the award.
◦At the end of the 3-year award period, the Compensation Committee confirms actual performance against the applicable performance target.
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EXECUTIVE COMPENSATION
◦The number of shares of our Common Stock earned at the conclusion of each Market Unit performance period may range from zero to two times the number of target Market Units awarded, based on the level of achievement against the applicable performance period target.
PRSUs Awarded for Fiscal 2023:
•For fiscal 2023, 50% of each NEO’s target long-term incentive compensation value was awarded in PRSUs. The number of PRSUs awarded in fiscal 2023 was equal to the target value divided by the share price of our Common Stock on the date of award. As noted above, the fiscal 2023 PRSUs comprise 50% ROIC Units and 50% Market Units.
•Market Units: Market Unit details for the fiscal 2023 Market Units are as described above for fiscal 2021 and fiscal 2022.
• ROIC Units:
◦ROIC Units consist of a single tranche and vest on a 3-year cumulative performance period.
◦The Compensation Committee establishes a ROIC Unit performance target for the performance period on the grant date of the award.
◦On an annual basis during the applicable performance period, the Compensation Committee confirms actual annual ROIC performance.
◦At the conclusion of the performance period, the performance achieved each year during the performance period is averaged for a final achievement amount.
◦The number of shares of our Common Stock earned at the conclusion of the applicable ROIC Unit performance period may range from zero to two times the number of target ROIC Units initially awarded, based on the level of final achievement against the applicable performance period target.
PRSUs Generally:
•All PRSUs are settled in shares of Common Stock.
•To receive shares of Common Stock in settlement of PRSUs, the NEO must normally be employed through the last day of the 3-year award cycle.
•PRSUs do not convey voting rights or accrue dividends until vested.
PERFORMANCE MEASURES AND RESULTS FOR FISCAL 2023
The applicable performance target for the performance period for PRSUs awarded for fiscal 2021 (vested September 30, 2023) was based solely on rTSR. The applicable performance target for the performance period for PRSUs awarded for fiscal 2022 (vesting September 30, 2024) was based solely on rTSR. The applicable performance target for the performance period for PRSUs awarded for fiscal 2023 (vesting September 30, 2025) were based on 50% rTSR and 50% ROIC performance.
The Compensation Committee determined the rTSR target using benchmark data from the S&P 600 SmallCap Industrial Index (based upon a 20-trading day average) and assistance from the Company’s independent compensation consultant. For fiscal 2021, fiscal 2022 and fiscal 2023 grants, the performance necessary to earn 100% of Market Unit target payout requires the rTSR to be in the 50th percentile, and the performance necessary to earn the minimum of 50% and a maximum of 200% of Market Unit target payout requires the rTSR to be in the 25th and 75th percentile, respectively. The fiscal 2021, fiscal 2022 and fiscal 2023 Market Unit grants vest and settle at the end of the corresponding cumulative 3-year performance period. For the fiscal 2021 Market Unit grant, the performance during the actual performance period resulted in a Company rTSR in the 36th percentile, resulting in an achievement of 72.5%.
The Compensation Committee determined the ROIC target using benchmark data from the Peer Group and assistance from the Company’s independent compensation consultant. “ROIC” is defined for this purpose as the quotient obtained by dividing the Adjusted Return by Invested Capital. “Adjusted Return” means the net operating profit after tax, which is the adjusted operating income multiplied by (one minus the Company’s effective tax rate), excluding charges relating to: strategic reorganization and other charges, non-cash impairments, legal settlements, severance, product liability charges, one-time impact of significant and/or retroactive tax law changes if not contemplated in the ROIC target, other adjustments to conform to adjustments in earnings release, and any other adjustment approved by the Compensation Committee. “Invested Capital” means total assets less liabilities, excluding cash and debt, with average of five quarter-end balances
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for each year for invested capital. For fiscal 2023, the performance necessary to earn at least 50% of ROIC Unit target payout required ROIC of 9.50%, the performance necessary to earn 100% of ROIC Unit target payout required ROIC of 11.25%, and the performance necessary to earn the maximum 200% of ROIC Unit target payout required ROIC of at least 13.50%. Actual ROIC performance for fiscal 2023 was 11.10%. Therefore, for the first year of the fiscal 2023 award’s performance period, the achievement amount was 96.10% of the target. This result will be averaged with the subsequent two years’ achievement amounts for the final result as to what percentage of ROIC Units are earned for the 3-year performance period. See “Executive Compensation — Grants of Plan-Based Awards Table.”

PRSU PERFORMANCE MEASURES AND RESULTS FOR FISCAL 2023

PRSU AWARD ISSUANCES
Common Stock to be issued related to PRSUs awarded in fiscal 2022 (for the three-year award cycle from fiscal 2022 through fiscal 2024) and fiscal 2023 (for the three-year award cycle from fiscal 2023 through fiscal 2025) will not be issued until the Compensation Committee confirms performance results for the fiscal 2024 and fiscal 2025 performance periods, respectively. Shares of Common Stock issued in December 2023 to NEOs for the PRSUs awarded in fiscal 2021 (for the three-year award cycle from fiscal 2021 through fiscal 2023) and vested in fiscal 2023 are set forth below:

Year of Award	Performance Period
	Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025

Fiscal 2021	Vested 2021 Market Unit Awards (1 Tranche)

Fiscal 2022		Future Vesting of 2022 Market Unit Awards (1 Tranche)

Fiscal 2023			Future Vesting of 2023 Market Unit Awards (1 Tranche)

Future Vesting of 2023 ROIC Unit Awards (1 Tranche)
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EXECUTIVE COMPENSATION

PRSU SETTLEMENTS OF FISCAL 2021 AWARD

	Performance Period	Total Issued Number of Shares
	Fiscal 2021 Through Fiscal 2023(1)
Name	Number of Shares Earned
Marietta Edmunds Zakas	19,454	19,454
J. Scott Hall	98,018	98,018
Steven S. Heinrichs	15,282	15,282
Paul McAndrew	—	—
Todd P. Helms	10,697	10,697
Kenji Takeuchi	9,169	9,169
(1)Fiscal 2023 shares (granted for fiscal 2021) issued includes shares awarded based solely on rTSR.
TIME-BASED RESTRICTED STOCK UNITS
For fiscal 2023, 25% of each NEO’s target long-term incentive compensation value was awarded in RSUs. The number of RSUs awarded was equal to the compensation value divided by the price of our Common Stock on the date of award. Typically, one-third of the RSUs awarded vest on each anniversary of the award date. See “Executive Compensation — Grants of Plan-Based Awards Table.”
TIME-BASED STOCK OPTIONS
For fiscal 2023, 25% of each NEO’s target long-term incentive compensation value was awarded in stock options. The number of stock options awarded was equal to the compensation value divided by the grant date fair value of our Common Stock on the date of award. Normally, one-third of the stock options awarded vest on each anniversary of the award date subject to continuing service. Due to the rules for how the grant date fair value of long-term incentive awards must be calculated for accounting purposes, the 2023 Summary Compensation Table may not reflect the same stock option values described above. In addition, accounting values can increase or decrease each year, causing volatility in the long-term incentive awards reported. The amounts reported in the Option Awards column in the 2023 Summary Compensation Table represent the grant date fair value of stock option awards granted under the Stock Plan to each of the NEOs, calculated in accordance with ASC Topic 718. We use a Black-Scholes model when determining the grant date fair value of stock options. For information on the assumptions used by us in calculating these values, see Note 10 to our consolidated financial statements in the Form 10-K. To see the value actually received upon exercise of options by the NEOs in fiscal 2023, refer to the 2023 Option Exercises and Stock Vested table in this Proxy Statement. Outstanding option awards are reflected in the 2023 Outstanding Equity Awards table in this Proxy Statement. Also see the “Executive Compensation — Grants of Plan-Based Awards Table” for additional information.
TIMING OF EQUITY AWARDS
While the Compensation Committee may grant equity-based awards at any of its scheduled meetings or by unanimous written consent, it generally establishes awards for executives at its last regularly scheduled meeting of the calendar year, except for awards related to promotions or new hires. Awards approved during scheduled meetings become effective and are priced as of the date of approval or as of a predetermined future date based on a date of hire. Awards approved by unanimous written consent become effective and are priced as of a predetermined future date. All stock options have a per-share exercise price equal to the closing stock price on the NYSE on the date of the award.
LEADERSHIP TRANSITION COMPENSATION MATTERS
As part of our leadership transition process, in August 2023, the independent members of our Board, upon the recommendation of our Compensation Committee, with assistance from independent advisors, set the compensation for Ms. Zakas as our new President and CEO and for Messrs. Hall, Heinrichs and McAndrew in each of their new roles. The independent directors of our Board and the Compensation Committee, with assistance from independent advisors, considered the compensation of senior officers of Mueller peers and compensation of senior officers from results of industry surveys from two third-party leading compensation firms. In light of these considerations, and taking into account the performance and tenure of Ms. Zakas, Mr. Heinrichs and Mr. McAndrew in their prior senior officer roles, the demands
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EXECUTIVE COMPENSATION
of the leadership transition process and the expectations of their newly expanded roles, the independent directors, at the recommendation of Compensation Committee, approved the arrangements discussed below.
Chief Executive Officer, Chief Financial Officer and Chief Operating Officer
In connection with the transition, the Company entered into letter agreements with each of Ms. Zakas, Mr. Heinrichs and Mr. McAndrew that provide for: (i) an annual base salary of $900,000 for Ms. Zakas, $550,000 for Mr. Heinrichs and $450,000 for Mr. McAndrew, effective as of August 21, 2023; (ii) a target annual bonus equal to a percentage of base salary, with such percentage equal to 110% for Ms. Zakas, 70% for Mr. Heinrichs and 65% for Mr. McAndrew effective as of August 21, 2023; and (iii) a target annual long-term incentive opportunity equal to a percentage of base salary, with such percentage equal to 333% for Ms. Zakas, 170% for Mr. Heinrichs, and 170% for Mr. McAndrew (effective for the 2024 fiscal year). In setting these amounts, the Board, at the recommendation of the Compensation Committee, considered fiscal 2023 performance, responsibilities, leadership challenges and risks and overall industry and market environment. The base salary, short-term and long-term incentive opportunities for Ms. Zakas and Mr. Heinrichs are the same or substantially the same as those amounts set at the beginning of fiscal 2023 for the CEO and CFO positions, respectively, adjusted minimally for the additional responsibilities of Mr. Heinrichs.
In addition, on August 24, 2023, Ms. Zakas, Mr. Heinrichs and Mr. McAndrew each received a retention award (a “Transition Grant”), with an approximate grant date fair value equal to $2.86 million for Ms. Zakas and $2 million for each of Mr. Heinrichs and Mr. McAndrew. Ms. Zakas’ Transition Grant consists of 50% cash and 50% shares of the Company’s common stock, and is subject to repayment if Ms. Zakas’ employment is terminated, provided that the repayment obligation does not apply to 20% of her Transition Grant upon the grant date, and subject to her continued employment through the applicable date, the repayment obligation will cease to apply with respect to an additional 20% of the Transition Grant on each of the first four six-month anniversaries of the grant date thereafter. Mr. Heinrichs’ and Mr. McAndrew’s Transition Grants consist of 50% restricted cash and 50% restricted stock units, and vest in five substantially equal installments over the two-year period following grant date, with the first tranche fully vested on the grant date and the remaining four tranches to vest in equal six-month intervals thereafter. If the executive’s employment with the Company is terminated without “cause” or the executive resigns for “good reason,” dies or becomes disabled or a change in control or a qualifying retirement occurs prior to the Transition Grant becoming fully vested or the repayment obligation ceasing to apply (as applicable), then the Transition Grant will vest in full or the repayment obligation will no longer apply (as applicable). The terms of the Transition Grants are otherwise consistent with the Company’s existing form grant agreements, to the extent applicable.
The letter agreements also provide that the executives will receive a cash bonus to be determined in the discretion of the Board but equal to at least 10% of the executive’s annual base salary, but no more than 50% of the executive’s annual base salary (the “Transition Success Bonus”), to be paid within 10 days following the date on which an incoming CEO of the Company commences employment, including the Board’s designation of Ms. Zakas to continue in the role of CEO following completion of the applicable search process (the “CEO Transition Date”), subject to continued employment through such date.
In the event of a termination by the Company without “cause” or a resignation by the executive for “good reason” within the two years following the CEO Transition Date (and, with respect to Ms. Zakas, in the event she is not designated by the Board as the CEO following completion of the applicable search process and retires within 30 days following the CEO Transition Date), such termination will be considered a “Qualifying Termination” pursuant to the Executive Change-in-Control Severance Agreements (the “CIC Agreements”) between the Company and Ms. Zakas and Mr. Heinrichs. Additionally, the CIC Agreements with Ms. Zakas and Mr. Heinrichs are amended such that, upon a “Qualifying Termination”, the applicable severance multiple will be three.
On August 23, 2023, Mr. McAndrew and the Company subsequently entered into an employment agreement in a form consistent with the employment agreement with Mr. Heinrichs as of the Transition Date, except to reflect Mr. McAndrew’s position and current compensation opportunities.
Ms. Zakas’ letter agreement also amends her employment agreement such that, upon a termination without “cause” or resignation for “good reason”, her base salary severance amount would equal 300% of her then-current base salary.
OTHER RETENTION AWARDS AND TRANSITION SUCCESS AWARDS
Todd Helms, the Company’s Senior Vice President and Chief Human Resources Officer, and Kenji Takeuchi, the Company’s Senior Vice President, Water Management Solutions, were each granted a retention award with an approximate grant date fair value equal to $100,000 and $200,000, respectively. Such awards consist of 50% restricted
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cash and 50% restricted stock units, and 50% of such awards will vest on each of the one- and two-year anniversaries of the grant date, subject to the executive’s continued employment through such dates (or upon earlier termination due to death, disability or qualifying retirement or upon change in control). Additionally, each of Mr. Helms and Mr. Takeuchi will be eligible to receive a Transition Success Bonus consistent with the terms described above.
HALL TRANSITION AND SEPARATION AGREEMENT
In determining the compensation for Mr. Hall in connection with his transition from CEO to senior advisor, the independent directors of the Board and the Compensation Committee considered his performance and tenure as CEO, the demands of the leadership transition process and the expectations of his new role. Additionally, the independent advisors provided observations on compensation actions taken by companies that experienced a similar CEO transition in recent years. In connection with the leadership transition, the Company entered into a transition and separation agreement with Mr. Hall, pursuant to which Mr. Hall will serve as Senior Advisor from August 21, 2023 until September 30, 2024, unless earlier terminated or extended. In his transition and separation agreement, Mr. Hall reaffirms his obligation to comply with the restrictive covenants set forth in his employment agreement and award agreements. See “— Executive Compensation Tables — Employment, Severance and Change-in-Control Arrangements” for a description of the benefits payable under Mr. Hall’s transition and separation agreement.
RETIREMENT BENEFITS
We offer retirement benefits to our NEOs and other employees intended to provide a competitive source of retirement income. These retirement benefits are provided through the vehicles described below.
RETIREMENT SAVINGS PLAN APPLICABLE TO EMPLOYEES GENERALLY
The Mueller Group LLC Retirement Savings Plan is a 401(k) plan that provides retirement benefits for our non-union employees and those of our participating subsidiaries. Each of our NEOs participated in the plan in fiscal 2023 on the same basis as our other eligible employees, under which we make matching contributions in accordance with the terms of that plan.
OTHER BENEFITS
PERQUISITES
We provide certain perquisites to our NEOs that the Compensation Committee believes are reasonable and consistent with our overall compensation program. In fiscal 2023, the Compensation Committee offered each of the NEOs limited perquisites, including a car allowance (excluding Messrs. Helms and Takeuchi), life insurance, supplemental long-term disability insurance and reimbursement for certain financial planning and annual physical examination expenses. See “Executive Compensation — Summary Compensation Table — All Other Compensation.”
SEVERANCE BENEFITS
Each NEO is entitled to severance benefits. See “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”
CHANGE-IN-CONTROL BENEFITS
Change-in-control agreements are used to create incentives for executives to build stockholder value and to seek the highest value possible for stockholders should we be acquired, despite the risk of losing employment. Our change-in-control agreements for executives provide for vesting of outstanding equity-based awards and payment of severance amounts in connection with a change-in-control (as defined in the agreements) and operate with a “double trigger” for severance payments and equity awards, meaning severance payments and accelerated vesting of equity awards do not occur unless the executive’s employment is terminated by the Company without Cause or the executive resigns with Good Reason (as such terms are defined in the agreements) within 24 months following a change-in-control (except for the Transition Grants described under “— Leadership Transition Compensation Matters” above and awards, if any, that are not continued or replaced with similar awards upon the occurrence of a change-in-control, which awards would vest upon a change-in-control). The agreements also contain a “best-of-net” provision, so that, in the event excise taxes would be imposed on payments under the agreements, the NEO will, at his or her discretion, either (1) pay the excise tax without
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assistance from the Company or (2) have the payments reduced to an amount at which an excise tax would no longer be payable.
In addition, for Ms. Zakas and Mr. Heinrichs, pursuant to the applicable letter agreement dated August 21, 2023, entered into in connection with the 2023 leadership transitions discussed in “— Leadership Transition Compensation Matters,” if the executive ’s employment is terminated by the Company without Cause (as defined in the applicable agreement) or the executive resigns for Good Reason (as defined in the applicable agreement) within 24 months following the CEO Transition Date, that will be treated as a Qualifying Termination (as defined in the applicable change-in-control agreement), resulting in change-in-control benefits.
The Company provides NEOs without a change-in-control agreement with change-in-control benefits via the Company's executive severance plan approved by the Compensation Committee and instituted by the Company in January 2020. For applicable employees, the executive severance plan provides, upon a change-in-control, for vesting of outstanding equity-based awards if a replacement award (as defined in the executive severance plan) is not available and for payment of severance amounts if the executive’s employment is involuntarily terminated (other than for Cause or for termination for Good Reason as defined in the agreement) within 24 months following a change-in-control, i.e., a “double trigger.”
EMPLOYEE STOCK PURCHASE PLAN
Our Employee Stock Purchase Plan (“ESPP”) provides all of our employees an opportunity to purchase Common Stock, subject to certain restrictions, through regular payroll deductions.
HEALTH AND WELFARE BENEFITS
We generally offer group medical, dental, vision, life and long-term disability insurance in a flexible benefits package to all active U.S. employees, except as otherwise required by collective bargaining agreements. Employees are provided life insurance up to one times their base salaries at no charge, other than related income taxes, to the employee. For an additional charge, employees may obtain coverage of up to four times their base salary up to a maximum life insurance benefit of $1,250,000. NEOs participate on the same basis as other eligible employees.
Other Factors Considered by the Compensation Committee
RISK AND INCENTIVE COMPENSATION
The Compensation Committee has conducted an assessment of our compensation policies and practices and does not believe these policies and practices are reasonably likely to have a material adverse effect on us. This assessment included a review of the risk profile of our compensation policies and practices for all employees. To facilitate its review, the Compensation Committee engaged its compensation consultant to review our compensation structure to identify design elements that might encourage excessive risk taking. The compensation consultant discussed its review and conclusions with the Compensation Committee. In conducting its review, the Compensation Committee noted several policies and practices that mitigate risk, including:
•Using multiple performance measures in annual incentive awards and capping payout levels;
•Maintaining the ability to reduce annual incentive awards, based on its independent judgment;
•Using multiple long-term incentive vehicles;
•Using overlapping multi-year award cycles in connection with performance shares and capping payout levels; and
•Maintaining stock ownership guidelines, an anti-hedging policy, an anti-pledging policy and a clawback policy.
TALLY SHEETS
The Compensation Committee regularly reviews “tally sheets” for each executive. The tally sheets contain information concerning prior years’ compensation, proposed compensation for the current year, outstanding equity-based awards (both vested and unvested) and various termination-of-employment scenarios. The tally sheets assist the Compensation Committee in evaluating the many facets of executive compensation, understanding the magnitude of potential payouts as a result of termination-of-employment scenarios and considering changes to our compensation programs, arrangements and plans in light of emerging trends.
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Other Compensation Practices and Policies
ROLE OF COMPENSATION CONSULTANT IN COMPENSATION DECISIONS
The Compensation Committee has sole authority to select and retain a compensation consultant, including authority to approve fees and retention terms. For fiscal 2023, the Compensation Committee retained Farient Advisors, LLC as its compensation consultant. The Compensation Committee reviews the performance of its compensation consultant annually.
In fiscal 2023, the compensation consultant’s responsibilities included, but were not limited to:
•Providing recommendations regarding the composition of our Peer Group;
•Preparing and analyzing Peer Group compensation and plan design data;
•Reviewing and advising on the performance measures to be used in incentive awards;
•Valuing equity-based awards; and
•Reviewing and advising on principal aspects of executive and non-employee director compensation, including base salaries, bonuses, perquisites and equity-based awards for executives, and cash compensation and equity-based awards for non-employee directors.
The Compensation Committee considered the independence of its compensation consultant in light of NYSE listing standards. The Compensation Committee requested and received a letter from the compensation consultant addressing its independence, including the factors described below:
•Other services provided to us by the consultant;
•Fees paid by us as a percentage of the consultant’s total revenue;
•Policies or procedures maintained by the consultant that are designed to prevent a conflict of interest;
•Any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee;
•Any Common Stock owned by the individual consultants involved in the engagement; and
•Any business or personal relationships between our executives and the consultant or the individual consultants involved in the engagement.
The Compensation Committee took into account these considerations, along with other factors relevant to the compensation consultant’s independence from management, and concluded the compensation consultant is independent and the engagement of the compensation consultant and the services rendered by the compensation consultant did not raise any conflict of interest.
ROLE OF MANAGEMENT IN COMPENSATION DECISIONS
The Compensation Committee reviews information provided by its compensation consultant and uses that information as a reference point for the components of compensation. The Compensation Committee and the CEO discuss the financial metrics and operational goals intended to closely align performance targets of the business units and the Company as a whole with our strategic goals. The CEO makes recommendations to the Compensation Committee for executives other than herself or himself with respect to annual salary adjustments, annual incentive adjustments and grants of equity-based awards under our incentive plans. The Compensation Committee makes the final decision with respect to the compensation of these executives, taking into consideration the CEO’s recommendations.
The Compensation Committee annually receives input from the entire Board with respect to the CEO’s performance and recommends her or his compensation level to the Board. The Board discusses and approves the annual salary of the CEO. The Chair of the Compensation Committee and Non-Executive Chair of the Board meet with the CEO to discuss the CEO’s performance and compensation based on evaluations received from the Board.
In fiscal 2023, the CEO was present at all of the Compensation Committee meetings but was excused from the executive sessions of the Compensation Committee and did not participate in deliberations during which her or his compensation was discussed.
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INCOME TAX CONSEQUENCES OF EXECUTIVE COMPENSATION
Our compensation programs were designed to permit us to deduct compensation expense under Section 162(m) of the Internal Revenue Code, which historically limited the tax deductibility of annual compensation paid to executives to $1 million, unless the compensation qualified as “performance-based.” The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed (subject to certain transition rules for certain qualifying performance-based compensation existing on November 2, 2017), effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs in excess of $1 million is generally not deductible. As a result, we may no longer take a deduction for any compensation paid to our NEOs in excess of $1 million, except to the extent the transition rule applies. In fiscal 2023 and in plans for fiscal 2024, the Compensation Committee continued to design compensation programs and make grants that it believes are performance-based and aligned with the interests of our stockholders.
COMPENSATION RECOVERY (CLAWBACK) POLICY
The Compensation Committee adopted, effective October 2, 2023, a revised Incentive Compensation Recovery Policy (the “Clawback Policy”) in compliance with Exchange Act Rule 10D and corresponding NYSE listing standards that applies to the Company’s current and certain former executive officers. In the event the Company is required to restate its financial statements as a result of events described in the NYSE listing standards, the Compensation Committee is authorized to recover incentive compensation awarded to covered current and former executive officers of the Company in accordance with the Clawback Policy. The Compensation Committee has exclusive authority to administer and enforce the provisions of the Clawback Policy. This Clawback Policy reflects the Company’s culture that emphasizes high standards of integrity and reinforces the Company’s pay-for-performance compensation philosophy.
PROHIBITION ON HEDGING AND PLEDGING
We do not allow directors or employees to hedge the value of our equity securities held directly or indirectly by them. Our policy prohibits the purchase or sale of puts, calls, options or other derivative securities based on our securities, as well as hedging or monetization transactions, purchases of our equity securities on margin and borrowing against any account in which our securities are held. We prohibit pledging of our Common Stock by executives or directors.
STOCK OWNERSHIP GUIDELINES
The Compensation Committee has adopted stock ownership guidelines to promote a high level of stock retention among executives and non-employee directors. The guidelines require that the total value of the executive’s or non-employee director’s holdings of Common Stock must equal or exceed the specified target value shown below.

Position/Title	Target Ownership
Chief Executive Officer and President	6x base salary
Executive Vice Presidents	3x base salary
Senior Vice Presidents	2x base salary
Vice Presidents	1x base salary
Non-Employee Directors	5x annual retainer
In general, participants have five (5) years from the date of becoming subject to the program to achieve the applicable stock ownership target. If a participating individual is promoted, such participant has three (3) years from the date of promotion to increase his or her holdings to meet the applicable stock ownership requirements. All current executive officers and directors are in compliance with our stock ownership guidelines. Our stock ownership guidelines are available on our website at www.muellerwaterproducts.com.
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Report of the Compensation and Human Resources Committee
The Compensation Committee participated in the preparation of the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
See “Board Structure — Board Committee Information” for information concerning the Compensation Committee and its responsibilities.

Compensation and Human Resources Committee
MICHAEL T. TOKARZ, CHAIR
SHIRLEY C. FRANKLIN
THOMAS J. HANSEN
JEFFERY S. SHARRITTS
STEPHEN C. VAN ARSDELL

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Executive Compensation Tables
Summary Compensation Table
The amounts reported in the following table, including base salary, annual and long-term incentive amounts, benefits and perquisites, are described more fully under “Compensation Discussion and Analysis.”

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Marietta Edmunds Zakas President and Chief Executive Officer	2023	512,109	1,430,000	2,135,843	212,492	223,871	56,439	4,570,754
	2022	448,672	—	642,729	163,879	280,528	54,270	1,590,078
	2021	432,791	—	816,844	147,965	443,070	46,968	1,887,638
J. Scott Hall Former President and Chief Executive Officer; Senior Advisor	2023	878,882	—	2,491,167	749,993	881,507	205,298	5,206,847
	2022	844,227	—	2,470,487	643,742	791,767	56,873	4,807,096
	2021	821,821	—	2,910,266	540,491	1,223,178	53,275	5,549,031
Steven S. Heinrichs Executive Vice President, Chief Financial Officer and Chief Legal and Compliance Officer	2023	477,190	200,000	1,518,869	156,249	175,803	54,101	2,582,212
	2022	454,191	—	502,452	128,111	243,410	46,322	1,374,485
	2021	440,241	—	642,337	116,232	386,312	43,816	1,628,938
Paul McAndrew Executive Vice President and Chief Operating Officer	2023	306,096	200,000	1,673,553	112,497	97,316	176,661	2,566,123
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Todd P. Helms Senior Vice President and Chief Human Resources Officer	2023	379,606	—	423,605	112,497	127,821	33,546	1,077,075
	2022	367,670	—	349,316	89,677	197,041	29,505	1,033,209
	2021	355,801	—	360,161	81,362	312,216	31,484	1,141,023
Kenji Takeuchi Senior Vice President, Water Management Solutions	2023	379,891	—	473,592	112,497	176,857	24,260	1,167,097
	2022	370,061	—	346,808	90,120	168,359	19,507	994,855
	2021	356,962	—	311,731	69,732	234,925	19,466	992,816
(1)Generally, salaries for the NEOs are adjusted annually and are effective on February 1st of each year. On August 21, 2023, Ms. Zakas was appointed President and CEO, Mr. Heinrichs was appointed Executive Vice President, Chief Financial Officer and Chief Legal and Compliance Officer and Mr. McAndrew was appointed Executive Vice President and Chief Operating Officer. Mr. Hall served as President and CEO through August 21, 2023 and continues to serve as Senior Advisor. See “Compensation Discussion and Analysis — Leadership Transition Compensation Matters” for information regarding NEO compensation changes during fiscal 2023.
(2)In connection with the management transitions discussed in “Compensation Discussion and Analysis — Leadership Transition Compensation Matters” above, Ms. Zakas received a restricted cash retention award of $1,430,000 with repayment obligations lapsing with respect to 20% of the amount on the grant date and the repayment obligations lapsing with respect to the remainder in equal parts on each of the first four six-month anniversaries of August 24, 2023, subject to a continued service requirement with certain exceptions; Messrs. Heinrichs and McAndrew each received a restricted cash retention award in the amount of $1,000,000, with 20% of the amount being paid on the grant date and the remainder to be paid on each of the first four six-month anniversaries of August 24, 2023, subject to a continued service requirement with certain exceptions; and Messrs. Takeuchi and Helms received a restricted cash retention award in the amount of $100,000 and $50,000, respectively, being paid in equal amounts on the next two anniversaries of August 24, 2023, subject to a continued service requirement with certain exceptions.
(3)“Stock Awards” comprise RSUs, Market Units and ROIC Units. All RSUs, Market Units and ROIC Units are granted on the date of award. For fiscal 2023, the Stock Awards amounts include the aggregate grant date fair values of RSUs, Market Units and ROIC Units granted in fiscal 2023. The dollar amounts shown for Stock Awards represent the aggregate grant date fair values calculated in
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accordance with ASC 718, Stock Compensation. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation” for more information. In addition to the annual incentive stock award grants in November 2022 and in connection with the management transitions discussed in “Compensation Discussion and Analysis — Leadership Transition Compensation Matters” above, Stock Awards include the equity portion of the retention awards granted in August 2023. See Grants of Plan-Based Awards Table below.
(4)“Option Awards” comprise stock options. All stock amounts for the awards represent the grant date fair value of stock options granted under the Stock Plan to each of the NEOs, calculated in accordance with ASC Topic 718. For more information regarding how the Company calculated these amounts, see the audited financial statements contained in our Annual Report on Form 10-K for fiscal 2023. The calculated compensation expense of the option awards recognized for financial reporting purposes will vary from the actual amount ultimately realized by the NEOs due to stock price fluctuations and timing factors related to the NEO’s realization of value from the option. For value actually received upon exercise of options by the NEOs in 2023, refer to the 2023 Option Exercises and Stock Vested table below. See the “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation” for more information.
(5)Amounts reflect annual non-equity incentive plan compensation awards earned by our NEOs based on Company financial performance along with ESG-related objectives and segment performance, as applicable. The amounts earned for fiscal 2023 were paid in December 2023. See “Compensation Discussion and Analysis — Compensation Elements — Annual Cash Incentive Awards” for more information. For fiscal 2023, in connection with the 2023 leadership transitions (see “Proposal Two - Advisory Vote to Approve Executive Compensation — 2023 Leadership Transitions”), Mr. Hall received an annual bonus based on target performance and prorated based on the number of days he served as CEO of the Company during fiscal 2023.
(6)Amounts reflect the combined value of each NEO’s perquisites and compensation that is not otherwise reflected in the Summary Compensation Table. Amounts for fiscal 2023 are described in “— Summary Compensation Table — All Other Compensation” below.
Summary Compensation Table - All Other Compensation
The following table provides additional detail regarding the amounts presented in the “All Other Compensation” column in the Summary Compensation Table for fiscal 2023.

Name	Vehicle Allowance ($)	Financial Planning(1) ($)	Contributions to 401(k) Plans ($)	Life and Long-Term Disability Insurance ($)	Other(2) ($)	Total ($)
Marietta Edmunds Zakas	18,688	7,500	16,500	13,751	—	56,439
J. Scott Hall	21,000	—	16,500	17,798	150,000	205,298
Steven S. Heinrichs	18,000	7,500	16,500	9,540	2,561	54,101
Paul McAndrew	2,063	1,260	14,935	2,966	155,437	176,661
Todd P. Helms	—	7,500	15,678	7,807	2,561	33,546
Kenji Takeuchi	—	—	15,560	4,984	3,716	24,260
(1)NEOs are entitled to reimbursement of up to $7,500 for annual financial planning ($10,000 for the CEO).
(2)Other compensation for Messrs. Heinrichs, Helms and Takeuchi consists of reimbursement of annual physical exam expenses. For Mr. Hall, other compensation includes severance payment installments pursuant to his separation and transition agreement. For Mr. McAndrew, other compensation includes relocation reimbursements and expenses.
Grants of Plan-Based Awards Table
The following table summarizes the fiscal 2023 annual incentive grants made to our NEOs on November 29, 2022 and the grants made to our NEOs on August 24, 2023 related to the 2023 leadership transitions (see “Proposal Two - Advisory Vote to Approve Executive Compensation — 2023 Leadership Transitions”) on a grant-by-grant basis. Each of the equity-based awards granted during fiscal 2023 and reported in the following table was granted under, and is subject to the terms of, the Stock Plan.
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FISCAL 2023 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Issuance of Shares Under Equity Incentive Plans			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(8)	All Other Stock-Based Awards (#)	Grant Date Fair Value of Stock-Based Awards ($)(9)
Name	Award Date		Minimum ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marietta Edmunds Zakas		(1)	—	398,915	797,829
	8/24/2023	(2)									105,847	1,429,993
	11/29/2022	(3)									18,624	212,500
	11/29/2022	(4)				9,312	18,624	37,248				280,850
	11/29/2022	(5)				9,312	18,624	37,248				212,500
	11/29/2022	(6)							64,197	11.41		212,492
J. Scott Hall		(1)	—	881,507	—
	11/29/2022	(3)									65,730	749,979
	11/29/2022	(4)				32,865	65,730	131,460				991,208
	11/29/2022	(5)				32,865	65,730	131,460				749,979
	11/29/2022	(6)							226,584	11.41		749,993
Steven S. Heinrichs		(1)	—	313,263	626,525
	8/24/2023	(2)									74,015	999,943
	11/29/2022	(3)									13,692	156,226
	11/29/2022	(4)				6,846	13,692	27,384				206,475
	11/29/2022	(5)				6,846	13,692	27,384				156,226
	11/29/2022	(6)							47,205	11.41		156,249
Paul McAndrew		(1)	—	173,408	346,815
	8/24/2023	(2)									74,015	999,943
	11/29/2022	(7)									26,292	299,992
	11/29/2022	(3)									9,858	112,480
	11/29/2022	(4)				4,929	9,858	19,716				148,659
	11/29/2022	(5)				4,929	9,858	19,716				112,480
	11/29/2022	(6)							33,987	11.41		112,497
Todd P. Helms		(1)	—	227,764	455,527
	8/24/2023	(2)									3,700	49,987
	11/29/2022	(3)									9,858	112,480
	11/29/2022	(4)				4,929	9,858	19,716				148,659
	11/29/2022	(5)				4,929	9,858	19,716				112,480
	11/29/2022	(6)							33,987	11.41		112,497
Kenji Takeuchi		(1)	—	208,940	417,880
	8/24/2023	(2)									7,400	99,974
	11/29/2022	(3)									9,858	112,480
	11/29/2022	(4)				4,929	9,858	19,716				148,659
	11/29/2022	(5)				4,929	9,858	19,716				112,480
	11/29/2022	(6)							33,987	11.41		112,497
(1)Amounts represent the range of possible cash payouts for fiscal 2023 awards under the annual cash incentive plan as described in “Compensation Discussion and Analysis — Compensation Elements — Annual Cash Incentive Awards.” The amounts that were earned based on actual performance for fiscal 2023 were paid in December 2023 and are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For fiscal 2023, in connection with the 2023 leadership transitions (see “Compensation Discussion and Analysis — Leadership Transition Compensation Matters.”), Mr. Hall received an annual bonus based on target performance and prorated based on the number of days he served as CEO of the Company during fiscal 2023.
(2)These units represent time-based RSUs. Each RSU entitles the grantee to receive one share of Common Stock upon vesting. In connection with the management transitions discussed in section “Proposal Two — Advisory Vote to Approve Executive Compensation — 2023 Leadership Transitions” above, Ms. Zakas received a grant of Company Common Stock of $1,430,000, which vested 100% on the date of award, subject to restrictions that lapsed with respect to 20% of the award on the award date and will
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lapse with respect to the remainder in equal parts on each of the first four six-month anniversaries of the award date, subject to a continued service requirement with certain exceptions; Messrs. Heinrichs and McAndrew each received a RSU equity grant of $1,000,000, with 20% of the RSUs vesting on the award date and the remainder vesting in equal parts on each of the first four six-month anniversaries of the award date, subject to a continued service requirement with certain exceptions; Messrs. Takeuchi and Helms received a RSU equity grant of $100,000 and $50,000, respectively, vesting in equal amounts on the next two anniversaries of the award date, subject to a continued service requirement with certain exceptions.
(3)Represents time-based RSUs. Each RSU entitles the grantee to receive one share of Common Stock upon vesting. The RSUs generally vest in equal installments on the first, second and third anniversaries of the award date. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Time-Based Restricted Stock Units” for more information.
(4)Represents the range of shares of Common Stock that may vest after the end of the three-year cumulative award period applicable to a PRSU award based solely on rTSR performance goals established in fiscal 2023, i.e., Market Units, assuming achievement of threshold, target and maximum performance. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units” for more information.
(5)Represents the range of shares of Common Stock that may vest after the end of the three-year cumulative award period applicable to a PRSU award based solely on ROIC performance goals established in fiscal 2023, i.e., ROIC Units, assuming achievement of threshold, target and maximum performance. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units” for more information.
(6)Represents stock options. Upon vesting, each stock option entitles the NEO to purchase one share of our common stock at a specified exercise price. These stock options generally vest in equal installments on the first, second and third anniversary of the date of award. Once vested, options will generally remain exercisable until their normal expiration dates, which are ten years from the grant date. Grantees generally have ninety days to exercise any vested options upon termination of employment. This period is extended to one year in the event termination results from death and disability and two years in the case of retirement. All outstanding options will immediately terminate if the grantee is terminated for cause.
(7)Represents time-based RSUs. Each RSU entitles the grantee to receive one share of Common Stock upon vesting. In connection with his hiring, Mr. McAndrew received an initial bonus RSU award in the amount of $300,000, which vests one-third on the first anniversary of the award date and two-thirds on the second anniversary of the award date.
(8)Each stock option granted during fiscal 2023 was granted with a per-share exercise price equal to the closing price of the underlying common stock on the NYSE on the award date.
(9)See footnote 3 and footnote 4 to the “Summary Compensation Table” for a description of the methods used to determine grant date fair value of equity-based awards.
Outstanding Equity Awards Table
The following table sets forth information detailing the outstanding unexercised options and unvested RSUs and PRSUs held by each of our NEOs at September 30, 2023.

			Option Awards				Stock Awards
			Number of Securities Underlying Options (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or RSUs That Have Not Vested (#)(2)	Market Value of Shares or RSUs That Have Not Vested ($)(3)	Number of Performance Units That Have Not Vested (#)(4)	Market Value of Performance Units That Have Not Vested ($)(3)
Name	Award Date		Exercisable	Unexercisable
Marietta Edmunds Zakas	12/02/20	(5)					4,472	56,705
	12/02/20	(6)	32,342	16,171	11.86	12/02/30
	11/30/21	(7)					8,010	101,567
	11/30/21	(8)							24,030	304,700
	11/30/21	(9)	15,926	31,852	13.64	11/29/31
	11/29/22	(10)					18,624	236,152
	11/29/22	(11)							18,624	236,152
	11/29/22	(12)							18,624	236,152
	11/29/22	(13)	—	64,197	11.41	11/29/32
	08/24/23	(16)					84,677	1,073,704

60 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION

			Option Awards				Stock Awards
			Number of Securities Underlying Options (#)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or RSUs That Have Not Vested (#)(2)	Market Value of Shares or RSUs That Have Not Vested ($)(3)	Number of Performance Units That Have Not Vested (#)(4)	Market Value of Performance Units That Have Not Vested ($)(3)
Name	Award Date		Exercisable	Unexercisable
J. Scott Hall	12/02/20	(5)					16,336	207,140
	12/02/20	(6)	118,140	59,070	11.86	12/02/30
	11/30/21	(7)					31,462	398,938
	11/30/21	(8)							94,391	1,196,878
	11/30/21	(9)	62,560	125,120	13.64	11/29/31
	11/29/22	(10)					65,730	833,456
	11/29/22	(11)							65,730	833,456
	11/29/22	(12)							65,730	833,456
	11/29/22	(13)	—	226,584	11.41	11/29/32
Steven S. Heinrichs	12/02/20	(5)					3,513	44,545
	12/02/20	(6)	25,406	12,703	11.86	12/02/30
	11/30/21	(7)					6,260	79,377
	11/30/21	(8)							18,785	238,194
	11/30/21	(9)	12,450	24,900	13.64	11/29/31
	11/29/22	(10)					13,692	173,615
	11/29/22	(11)							13,692	173,615
	11/29/22	(12)							13,692	173,615
	11/29/22	(13)	—	47,205	11.41	11/29/32
	08/24/23	(14)					59,212	750,808
Paul McAndrew	11/29/22	(15)					26,292	333,383
	11/29/22	(10)					9,858	124,999
	11/29/22	(11)							9,858	124,999
	11/29/22	(12)							9,858	124,999
	11/29/22	(13)	—	33,987	11.41	11/29/32
	08/24/23	(14)					59,212	750,808
Todd P. Helms	12/02/20	(5)					2,459	31,180
	12/02/20	(6)	17,784	8,892	11.86	12/02/30
	11/30/21	(7)					4,382	55,564
	11/30/21	(8)							13,149	166,729
	11/30/21	(9)	8,715	17,430	13.64	11/29/31
	11/29/22	(10)					9,858	124,999
	11/29/22	(11)							9,858	124,999
	11/29/22	(12)							9,858	124,999
	11/29/22	(13)	—	33,987	11.41	11/29/32
	08/24/23	(14)					3,700	46,916
Kenji Takeuchi	12/02/20	(5)					2,107	26,717
	12/02/20	(6)	15,242	7,621	11.86	12/02/30
	11/30/21	(7)					4,404	55,843
	11/30/21	(8)							13,214	167,554
	11/30/21	(9)	8,758	17,516	13.64	11/29/31
	11/29/22	(10)					9,858	124,999
	11/29/22	(11)							9,858	124,999
	11/29/22	(12)							9,858	124,999
	11/29/22	(13)	—	33,987	11.41	11/29/32
	08/24/23	(14)					7,400	93,832
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(1)Option exercise prices are equal to the closing price of Common Stock on the NYSE on the respective grant dates.
(2)This column includes unvested RSUs and outstanding Common Stock subject to repurchase obligation. RSUs generally vest in equal installments on the first, second and third anniversaries of the respective award dates.
(3)Market value for units in this column is calculated by multiplying the number of RSUs or PRSUs that have not vested by the closing price of Common Stock on the NYSE on September 29, 2023 of $12.68 per share, the last trading day of the fiscal year.
(4)This column includes unvested annual incentive performance units based upon the applicable performance metric specified.
(5)This row includes annual incentive RSUs awarded in fiscal 2021 in accordance with the Stock Plan.
(6)This row includes unexercised annual incentive stock options awarded in fiscal 2021. Stock options vest in equal installments on the first, second and third anniversaries of the respective grant dates.
(7)This row includes annual incentive RSUs awarded in fiscal 2022 in accordance with the Stock Plan.
(8)This row includes annual incentive Market Units awarded in fiscal 2022 for a cumulative three-year award cycle (fiscal 2022 through fiscal 2024). The PRSUs shown assume target performance for the award cycle. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units.”
(9)This row includes unexercised annual incentive stock options awarded in fiscal 2022. Stock options vest in equal installments on the first, second and third anniversaries of the respective award dates.
(10)This row includes annual incentive RSUs awarded in fiscal 2023 in accordance with the Stock Plan.
(11)This row includes annual incentive Market Units awarded in fiscal 2023 for a three-year award cycle (fiscal 2023 through fiscal 2025) in accordance with the Stock Plan. The PRSUs shown assume target performance for the award cycle. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units.”
(12)This row includes annual incentive ROIC Units awarded in fiscal 2023 for a three-year award cycle (fiscal 2023 through fiscal 2025) in accordance with the Stock Plan. The PRSUs shown assume target performance for the award cycle. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity-Based Compensation — Performance-Based Restricted Stock Units.”
(13)This row includes annual incentive unexercised stock options awarded in fiscal 2023. Stock options vest in equal installments on the first, second and third anniversaries of the respective award dates.
(14)In connection with the management transitions discussed in section “Proposal Two - Advisory Vote to Approve Executive Compensation — 2023 Leadership Transitions” above, Messrs. Heinrichs and McAndrew each received a RSU equity grant of $1,000,000, with 20% of the RSUs vesting on the award date and the remainder vesting in equal parts on each of the first four six-month anniversaries of the award date, subject to a continued service requirement with certain exceptions; Messrs. Takeuchi and Helms received a RSU equity grant of $100,000 and $50,000, respectively, vesting in equal amounts on the next two anniversaries of the award date, subject to a continued service requirement with certain exceptions. All RSUs were awarded in accordance with the Stock Plan.
(15)In connection with his hiring, Mr. McAndrew received an initial bonus RSU award in the amount of $300,000, which vests one-third on the first anniversary of the award date and two-thirds on the second anniversary of the award date. All RSUs were awarded in accordance with the Stock Plan.
(16)Represents outstanding Common Stock subject to a repayment obligation. The repayment obligation does not apply to 20% of the transition grant to Ms. Zakas upon the grant date, and subject to her continued employment through the applicable date, the repayment obligation will cease to apply with respect to an additional 20% of the transition grant on each of the first four six-month anniversaries of August 24, 2023.
62 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested Table
The following table shows stock options exercised and RSUs and PRSUs vested during fiscal 2023.

	Option Awards		Stock/RSU Awards		PRSU Awards(3)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Marietta Edmunds Zakas	—	—	35,153	449,066	19,454	246,677
J. Scott Hall	—	—	50,717	591,525	98,018	1,242,868
Steven S. Heinrichs	—	—	25,753	327,680	15,282	193,776
Paul McAndrew	—	—	14,803	199,989	—	—
Todd P. Helms	—	—	7,533	94,428	10,697	135,638
Kenji Takeuchi	—	—	6,973	81,308	9,169	116,263
(1)Calculated by subtracting the exercise price of the option from the actual trade value of the share on exercise, multiplied by the number of options exercised.
(2)Calculated as the closing price of Common Stock on the NYSE on the vesting date multiplied by the number of RSUs or PRSUs that vested.
(3)Consists solely of Market Units. In accordance with Mr. Hall’s transition and separation agreement, his PRSU units vested at target performance for the applicable performance period.
Pension Plan
None of our NEOs participate in a defined benefit pension plan.
Employment, Severance and Change-in-Control Arrangements
At September 30, 2023, we maintained employment agreements with each NEO except as noted. Each agreement provides for an annual equity opportunity, which is subject to the discretion of the Compensation Committee, and commensurate with their executive-level position. Each agreement also entitles the employee to receive reimbursement for financial planning services and the cost of an annual physical exam. The following table sets forth certain information with respect to these agreements.

Name	Base Salary Rate(1) ($)	Annual Target Bonus as Percent of Base Salary(2) (%)	Monthly Car Allowance ($)	Annual Vacation	Severance Benefits as Percent of Salary(3) (%)
Marietta Edmunds Zakas	900,000	110	2,000	4 weeks	300.0
Steven S. Heinrichs	550,000	70	1,500	4 weeks	262.5
Paul McAndrew	450,000	65	1,500	4 weeks	262.5
Todd P. Helms(4)	383,369	60	N/A	4 weeks	100.0
Kenji Takeuchi(4)	382,418	55	N/A	4 weeks	100.0
(1)Salaries are reviewed annually. Amounts shown represent annual salary rates as of September 30, 2023.
(2)Payout can range from zero to up to twice the amount of the target based on the satisfaction of predetermined financial, market and operational performance objectives.
(3)Other severance benefits are paid in monthly installments over 18 months for each NEO, together with a lump sum payment of unpaid salary and other benefits.
(4)Messrs. Helms and Takeuchi are subject to the Company's executive severance plan and do not maintain separate employment agreements. The executive severance plan provides for lump sum payments for most severance benefits.
At September 30, 2023, we also maintained change-in-control arrangements with Ms. Zakas and Messrs. Heinrichs and McAndrew. Under the change-in-control agreements with Ms. Zakas, Messrs. Heinrichs and McAndrew, if a change-in-control (as defined in the agreement) of the Company occurs and the executive’s employment is terminated by the Company without Cause (as defined in the agreement) or the executive resigns for Good Reason (as defined in the agreement) within 24 months (a “Qualifying Termination”), all outstanding equity awards would immediately vest (except for the Transition Grants described under “Compensation Discussion and Analysis — Leadership Transition
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Compensation Matters,” which would vest upon a change-in-control). However, if any equity awards subject to the change-in-control agreements are not continued or replaced with similar awards upon the occurrence of a change-in-control, such awards would vest upon a change-in-control and any such performance equity awards would be deemed earned at target. In addition, pursuant to the letter agreements dated August 21, 2023, entered into in connection with the 2023 leadership transitions, if the executive’s employment is terminated by the Company without Cause (as defined in the applicable agreement) or the executive resigns for Good Reason (as defined in the applicable agreement) within 24 months following the CEO Transition Date, that will be treated as a Qualifying Termination. The value of PRSUs reflects the pro rata portion of shares earned during the performance period and payout at target for future performance periods within the award cycle. Further, following a Qualifying Termination, the executive would be entitled to a lump-sum severance payment equivalent to 3.0x (for Ms. Zakas and Mr. Heinrichs) and 2.0x (for Mr. McAndrew) base salary and annual incentive bonus (generally calculated as the greater of (i) the Executive’s annual target bonus and (ii) the average of actual annual incentive bonuses over the preceding three years) and payment of 150% of the cost of elected COBRA coverage for 18 months. The agreements also contain a “best-of-net” provision, so that, in the event excise taxes would be imposed on payments under the agreements, the NEO will either (1) pay the excise tax without assistance from the Company or (2) have the payments reduced to an amount at which an excise tax would no longer be payable, based on which result is more favorable to her or him on an after-tax basis. In addition, if Ms. Zakas or Mr. Heinrichs dies or becomes disabled or a change in control or a qualifying retirement occurs prior to the Transition Grant becoming fully vested or the repayment obligation ceasing to apply (as applicable) (and, with respect to Ms. Zakas, in the event she is not designated by the Board as the CEO following completion of the applicable search process and retires within 30 days following the CEO Transition Date), then such executive’s Transition Grant will vest in full or the repayment obligation will no longer apply (as applicable). See “Compensation Discussion and Analysis — Leadership Transition Compensation Matters” above.
The Company provides NEOs without a change-in-control agreement with change-in-control benefits via the Company's executive severance plan approved by the Compensation Committee and instituted by the Company in January 2020. For applicable employees, the executive severance plan provides, upon a change-in-control, for vesting of outstanding equity-based awards if a replacement award (as defined in the executive severance plan) is not available and for payment of severance amounts if the executive’s employment is involuntarily terminated (other than for Cause or for termination for Good Reason as defined in the agreement) within 24 months following a change-in-control, i.e., a “double trigger.” Such cash severance payments would include a lump-sum payment equivalent to the sum of 1.0x base salary and annual target incentive bonus, a pro rata amount of her or his annual target incentive bonus (prorated based upon the time of service during the applicable fiscal year) and cash equivalent amounts related to other benefits.
Potential Payments Upon Termination or Change-in-Control
The following table sets forth the potential benefits each NEO, other than Mr. Hall, would be entitled to receive upon termination of employment in the situations outlined below. The NEO would not be entitled to the severance benefits described below if she or he terminates employment without Good Reason or is terminated for Cause, except as otherwise noted. The amounts shown are estimates and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time they become eligible for payment. The amounts shown are the amounts that could be payable under existing plans and arrangements if the NEO’s employment had terminated on September 30, 2023.
The termination events pursuant to which the NEOs, other than Mr. Hall, are entitled to potential payments are as follows:
A - Severance arrangement for termination without Cause or for Good Reason
B - Termination without Cause or resignation with Good Reason after a change-in-control
C - Death, disability or retirement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

Name		Cash Severance ($)		Bonus Earned as of Event Date(1) ($)	Vesting of Unvested Long-Term Awards(2) ($)	Health, Welfare and Other Benefits Continuation(3) ($)	Outplacement(4) ($)	Total ($)
Marietta Edmunds Zakas	A	2,769,231	(5)	223,871	—	75,659	25,000	3,093,761
	B	3,965,976	(6)	223,871	2,339,923	150,629	315,000	6,995,399
	C	—	(7)	—	2,339,923	—	—	2,339,923
64 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION

Steven S. Heinrichs	A	1,486,058	(5)	175,803	—	3,870	25,000	1,690,731
	B	2,632,097	(6)	175,803	1,704,134	135,068	192,500	4,839,602
	C	—		—	1,704,134	—	—	1,704,134
Paul McAndrew	A	1,215,865		97,316	—	1,656	25,000	1,339,837
	B	1,281,431		97,316	1,502,352	125,711	157,500	3,164,310
	C	—		—	1,502,352	—	—	1,502,352
Todd P. Helms	A	540,680	(5)	127,821	—	26,353	25,000	719,854
	B	868,387	(6)	127,821	725,842	26,353	25,000	1,773,403
	C	—		—	725,842	—	—	725,842
Kenji Takeuchi	A	588,692	(5)	176,857	—	24,676	25,000	815,225
	B	829,715	(6)	176,857	768,356	24,676	25,000	1,824,604
	C	—		—	768,356	—	—	768,356
(1)Each current NEO is entitled to a pro rata share of the current fiscal year bonus in the event of termination without Cause or after a change-in-control. Amounts in this table assume a termination date of September 30, 2023 and represent the actual bonus paid for fiscal 2023 since this amount would not have otherwise been paid at that date.
(2)The value of stock options is the difference between the closing price of Common Stock on September 29, 2023, the last trading day of the fiscal year, and the option exercise prices per share multiplied by the number of options. The value of RSUs is the closing price of Common Stock on September 29, 2023 multiplied by the number of RSUs. The value of PRSUs reflects the pro rata portion of shares earned during the performance period and payout at target for future performance periods within the award cycle. The closing price of our Common Stock on September 29, 2023 on the NYSE was $12.68.
(3)For all current NEOs, excluding Messrs. Helms and Takeuchi, health and welfare benefits are continued for up to 42 months from the separation date based on the current elections and plan terms.
(4)Services in Case A (without Cause termination) will be reasonable in our sole discretion. Services in Case B (change-in-control termination) will be provided for up to two years but will not exceed 35% of the base salary at the time of termination for Messrs. McAndrew and Heinrichs and Ms. Zakas or $25,000 for Messrs. Helms and Takeuchi.
(5)Cash severance in Case A (without Cause termination) is equal to a percentage of current annual base salary plus accrued vacation. The percentage applicable to Ms. Zakas is 300%. The percentage applicable to Messrs. Heinrichs and McAndrew is 262.5%. The percentage applicable to Messrs. Helms and Takeuchi is 100% plus an amount equal to a pro rata annual incentive bonus calculated at target goals. Other severance benefits, if applicable, are paid in monthly installments over 18 months for each other NEO, together with a lump sum payment of unpaid salary and other benefits. In the case of Ms. Zakas and Mr. Heinrichs, termination without Cause or resignation for Good Reason within two years of the CEO Transition Date would entitle them to the benefits set forth under Case B rather than Case A. See “Compensation Discussion and Analysis — Leadership Transition Compensation Matters” above.
(6)Cash severance in Case B (change-in-control termination) for Ms. Zakas and Mr. Heinrichs is equal to three times the sum of annual base salary plus the greater of (i) the annual target bonus and (ii) the average bonus over the last three years, plus accrued vacation. Cash severance in Case B (change-in-control termination) for Mr. McAndrew is equal to two times annual base salary plus two times the greater of (i) the annual target bonus and (ii) the average bonus over the last three years, plus accrued vacation. Cash severance in Case B (change-in-control termination) for Messrs. Helms and Takeuchi is equal to one times annual base salary and target annual incentive bonus plus pro rata target annual incentive bonus, accrued vacation and ancillary medical benefits. Accrued vacation assumes no vacation has been taken. In the case of Ms. Zakas and Mr. Heinrichs, termination without Cause or resignation for Good Reason of Ms. Zakas and/or Mr. Heinrichs within two years of the CEO Transition Date results in change-in-control treatment. See “Compensation Discussion and Analysis — Leadership Transition Compensation Matters” above.
(7)In the event that Ms. Zakas is not selected as the permanent CEO and retires within 30 days, she will be entitled to the benefits set forth under Case B rather than Case C.
Under Mr. Hall’s transition and separation agreement in connection with our leadership transition, Mr. Hall is entitled to (i) aggregate cash payments equal to $2.7 million, paid in substantially equal installments over 24 months; (ii) a prorated annual bonus for fiscal year 2023, determined based on target performance; (iii) settlement of performance units for the performance period ending September 30, 2023 at the target level; (iv) COBRA continuation coverage (the “Extended Coverage”) for up to 18 months following actual termination of his employment (the “Separation Date”); (v) monthly payments equal to 150% of the applicable monthly COBRA rate (the “150% Payments”) for the coverage that is extended, with such amounts paid regardless whether Mr. Hall elects the Extended Coverage; provided that such payments will cease if Mr. Hall becomes eligible for coverage through another employer; provided further that in the event Mr. Hall’s employment as Senior Advisor ends prior to September 30, 2024, other than due to a termination by the Company for “cause” or Mr. Hall’s voluntary resignation, then, to the extent permitted by the Company’s applicable medical and dental plans, the Extended Coverage and the 150% Payments will continue until the 30-month anniversary of August 21, 2021;
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(vi) continued group life insurance coverage for 24 months following the Separation Date; and (vii) reasonable and documented expenses related to outplacement services
Pay Versus Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between compensation of our principal executive officer (“PEO”) and NEOs and certain financial performance measures for the fiscal years ended September 30, 2023, September 30, 2022, and September 30, 2021. For further information on our pay-for-performance philosophy and how executive compensation aligns with the Company’s performance, please refer to the “Compensation Discussion and Analysis” section.

PAY VERSUS PERFORMANCE TABLE

	Summary Compensation Table Total for PEO(1,2) ($)		Compensation Actually Paid to PEO(1,3) ($)		Average Summary Compensation Table Total for Non-PEO NEOs(1,2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1,3) ($)	Value of Initial Fixed $100 Investment Based on
Year	Hall	Zakas	Hall	Zakas			TSR(4) ($)	Peer Group TSR(4) ($)	Net Income(5) ($ in millions)	Adjusted EBITDA(6) ($ in millions)
2023	5,206,847	4,570,754	6,572,172	4,913,760	1,848,127	2,006,500	128.61	144.21	85.5	203.6
2022	4,807,096	N/A	200,868	N/A	1,248,157	405,003	102.26	111.20	76.6	195.2
2021	5,549,031	N/A	8,316,738	N/A	1,412,604	1,825,241	148.93	140.71	70.4	204.3
(1)NEOs included in these columns reflect the following:

Year	PEO		Non-PEO NEOs
2023	Hall	Zakas	Messrs. Heinrichs, McAndrew, Helms and Takeuchi
2022	Hall	N/A	Ms. Zakas, Messrs. Heinrichs, Helms and Takeuchi
2021	Hall	N/A	Ms. Zakas, Messrs. Heinrichs, Helms and Takeuchi
(2)Amounts reflect the total compensation for our NEOs, as reported in the Summary Compensation Table for each applicable year.
(3)In accordance with Item 402(v) of Regulation S-K, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the tables below. For PRSUs with an rTSR metric, or Market Units, the fair values as of each measurement date (prior to the end of the performance period) were determined using a Monte Carlo simulation pricing model, with assumptions and methodologies that are generally consistent with those used to estimate fair value at grant under GAAP. The range of estimates used in the Monte Carlo calculations are as follows: (i) for 2023, volatility between 30.0% and 30.8% and risk-free rate between 4.9% and 5.3%; (ii) for 2022, volatility between 29.4% and 31.3% and risk-free rate between 4.0% and 4.1%; and (iii) for 2021, volatility between 27.3% and 41.3% and risk-free rate between 0.1% and 0.3%. For PRSUs with a Return on Net Assets metric, fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. For a discussion of the assumptions made in the valuation at grant, see Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2023. For each fiscal year reflected, the “compensation actually paid” to the PEOs and the average “compensation actually paid” to the non-PEO NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for each applicable fiscal year, computed in accordance with Item 402(v) of Regulation S-K:

	Hall			Zakas
	2023	2022	2021	2023
	($)	($)	($)	($)
Summary Compensation Table (“SCT”) total for PEO	5,206,847	4,807,096	5,549,031	4,570,754
Deduction for amounts reported under the “Stock Awards” column in the SCT	(2,491,167)	(2,470,487)	(2,910,266)	(2,135,843)
Deduction for amounts reported under the “Option Awards” column in the SCT	(749,993)	(643,742)	(540,491)	(212,492)
Year end fair value of equity awards granted in the year	3,767,445	1,815,901	3,703,766	1,067,456
Change in fair value of outstanding and unvested equity awards	292,419	(1,778,793)	1,257,887	75,822
Fair value as of vesting date of equity awards granted and vested in the year	—	—	—	1,429,993
Change in fair value of equity awards granted in prior years that vested in the year	546,621	(1,529,107)	1,256,811	118,070
Fair value of equity awards that failed to meet vesting conditions in the year	—	—	—	—
Value of dividends on stock awards	—	—	—	—
Compensation actually paid	6,572,172	200,868	8,316,738	4,913,760
66 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION

	2023	2022	2021
	($)	($)	($)
Average Summary Compensation Table (“SCT”) total for non-PEO NEOs	1,848,127	1,248,157	1,412,604
Deduction for amounts reported under the “Stock Awards” column in the SCT	(1,022,405)	(460,326)	(532,768)
Deduction for amounts reported under the “Option Awards” column in the SCT	(123,435)	(117,947)	(103,823)
Year end fair value of equity awards granted in the year	1,113,928	332,704	602,147
Change in fair value of outstanding and unvested equity awards	35,257	(277,366)	271,233
Fair value as of vesting date of equity awards granted and vested in the year	99,995	—	—
Change in fair value of equity awards granted in prior years that vested in the year	55,034	(320,219)	175,848
Fair value of equity awards that failed to meet vesting conditions in the year	—	—	—
Value of dividends on stock awards	—	—	—
Average Compensation actually paid	2,006,500	405,003	1,825,241
(4)Company TSR and Peer Group TSR reflected in these columns for each applicable fiscal year are calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. Peer Group TSR for each applicable fiscal year uses the Dow Jones U.S. Building Materials & Fixtures Index as disclosed in our annual report on Form 10K for fiscal year ended 2023 pursuant to Item 201(e) of Regulation S-K. Historical stock performance is not necessarily indicative of future stock performance.
(5)Amounts reflect net income calculated in accordance with GAAP as reported in our audited financial statements for the applicable fiscal year.
(6)While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to NEOs, for the most recently completed fiscal year, to Company performance.
PROXY STATEMENT FOR 2024 ANNUAL MEETING 67

EXECUTIVE COMPENSATION
Relationship Between Pay and Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following charts to show graphically the relationship between “compensation actually paid” (“CAP”) to our NEOs and (i) our cumulative TSR (“MWA TSR”) and our Peer Group TSR relative to the Dow Jones U.S. Building Materials & Fixtures Index (“DJ TSR”), (ii) net income and (iii) Adjusted EBITDA.
CAP VERSUS MWA TSR and DJ TSR
CAP VERSUS NET INCOME
68 MUELLER WATER PRODUCTS, INC.

EXECUTIVE COMPENSATION
CAP VERSUS ADJUSTED EBITDA
Tabular List of Financial Performance Measures
As also required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following table lists the three financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link CAP for our NEOs to Company performance for fiscal 2023. The performance measures included in this table are not ranked by relative importance.

Adjusted EBITDA
Net Sales
Free Cash Flow
In addition to these financial metrics, the Company’s executive compensation program is impacted by our performance with respect to ESG goals under the annual cash incentive program. Our ESG goals are included as an element of our annual cash incentive program because they collectively represent ESG criteria that are priorities for the Company. Please see the “Compensation Discussion and Analysis — Compensation Elements — Annual Cash Incentive Awards” section for further information regarding these financial performance measures as well as the ESG goals used in our annual cash incentive program.
CEO Pay Ratio Disclosure
For fiscal 2023, (i) the annual total compensation of our median employee (excluding our current CEO) was $68,454 and (ii) the annualized total compensation of our current CEO was $4,570,754. Based on this information, the ratio of the annual total compensation of our CEO to that of the median employee is approximately 67 to 1. Our employee population consists of approximately 3,200 employees located throughout the world, with approximately 81% in the United States.
To identify the median employee for fiscal 2023, we included all part-time and full-time employees that were employed for any portion of fiscal 2023 so long as they were still actively employed on September 30, 2023. Compensation elements used included regular pay (base salary for exempt population and hourly wages for non-exempt population), bonuses, overtime, shift pay and paid time off. Commissions and executive perquisites were omitted from the median employee selection calculation. Using this methodology, we determined the “median employee” was a full-time, hourly employee located in the United States.
PROXY STATEMENT FOR 2024 ANNUAL MEETING 69

RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Three
Ratification of the Appointment of Our Independent Registered Public Accounting Firm for Fiscal 2024
The Board recommends a vote FOR this proposal.
The Audit Committee has authority to retain and terminate the services of our independent registered public accounting firm. The Audit Committee has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ending September 30, 2024, subject to negotiation of definitive fee arrangements. Although stockholder ratification of EY’s appointment is not required, the Board believes submitting the appointment to our stockholders for ratification is a matter of good corporate governance.
See below for a description of the fees EY billed us for fiscal 2023 and fiscal 2022.
A representative of EY is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to stockholder questions.
Fees and Services of the Independent Registered Public Accounting Firm
The Audit Committee appointed EY as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for fiscal 2023.
Audit Fees and Other Fees
The following table shows the approximate fees for audit and other services provided by EY for fiscal years 2023 and 2022 (in millions). All fees in 2023 and 2022 were pre-approved by the Audit Committee.

	2023	2022
Audit fees(1)	$2.4	$2.6
Audit-related fees	—	—
Tax fees	0.1	$0.1
Total fees	$2.5	$2.7
(1)Reflects fees for professional services performed by EY for annual audits (including out-of-pocket expenses) and quarterly limited reviews of our consolidated financial statements.
Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm
The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. For both types of pre-approval, the Audit Committee considers whether the services are consistent with the SEC rules on auditor independence and whether the independent registered public accounting firm is able to provide the most effective service. Audit and non-audit fees to be incurred by the independent registered public accounting firm for services permitted by the Sarbanes-Oxley Act of 2002 to be performed by such firm must be approved in advance by the Audit Committee Chair or another designated member of the Audit Committee for
70 MUELLER WATER PRODUCTS, INC.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
individual projects in amounts up to $150,000 or the Audit Committee, and the Audit Committee must approve all such services for individual project in amounts greater than $150,000. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure the services are within the parameters approved by the Audit Committee.
Report of the Audit Committee
Committee Composition and Skills
The Audit Committee is composed of four independent directors meeting the requirements of applicable SEC and NYSE rules. The Board has determined all Audit Committee members are “financially literate” for purposes of the NYSE Listed Company Manual and select members qualify as audit committee “financial experts” within the meaning of the rules and regulations of the SEC. See “Proposal One - Election of Ten Directors — The Board of Directors” for a description of the business background of each member. No member of the Audit Committee serves on the audit committee of more than three public companies.
Meetings
The Audit Committee met 13 times during fiscal 2023, including 8 times by video/teleconference. Meetings include periodic executive sessions with the independent registered public accounting firm, internal auditors and management.
Responsibilities of the Audit Committee, Management and the Independent Auditor
The Audit Committee’s key responsibilities are set forth in its charter, which was approved by the Board and is available on our website at www.muellerwaterproducts.com. See “Corporate Governance — Board Operations — Board Committee Information” for more information concerning the Audit Committee and its responsibilities. With respect to the Company's consolidated financial statements for fiscal 2023 and internal control over financial reporting:
•Management was responsible for preparing the financial statements and establishing and maintaining effective internal control over financial reporting. The Audit Committee was responsible for monitoring and overseeing the financial reporting and audit functions, as well as the internal control over financial reporting and disclosure.
•EY, the independent registered public accounting firm, for fiscal 2023, was responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and was also responsible for performing an independent audit of, and expressing an opinion on, the Company’s internal control over financial reporting.
•The Audit Committee reviewed and discussed with management and EY the audited consolidated financial statements for the year ended September 30, 2023, the quarterly consolidated financial statements and operating results for each quarter in the fiscal year and the related significant accounting and disclosure issues, the Critical Audit Matters (“CAMs”) and the effectiveness of internal control over financial reporting.
•The Audit Committee reviewed management’s report contained in the annual report on Form 10-K for the year ended September 30, 2023 (“Annual Report”), as well as EY’s Reports of the Independent Registered Public Accounting Firm included in the Annual Report related to its audits of the consolidated financial statements and internal control over financial reporting.
•The Audit Committee discussed with EY matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, EY provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with EY the firm’s independence.
PROXY STATEMENT FOR 2024 ANNUAL MEETING 71

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Audited Consolidated Financial Statements
Based on the foregoing discussions with and reports of management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board the inclusion of the consolidated financial statements in the Annual Report.

Audit Committee
STEPHEN C. VAN ARSDELL, CHAIR
THOMAS J. HANSEN
JEFFERY S. SHARRITTS
KARL NICLAS YTTERDAHL

72 MUELLER WATER PRODUCTS, INC.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table lists information as of January 12, 2024 regarding the number of shares of Common Stock beneficially owned by each incumbent director, each NEO, all of our directors and current executive officers as a group, and each person or group known by us to own more than 5% of our Common Stock. Unless otherwise noted, voting power and investment power in Common Stock are exercisable solely by the named person.
At January 12, 2024, there were 156,131,661 shares of Common Stock outstanding.

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares of Common Stock Beneficially Owned(2)		Percent of Outstanding Common Stock
Shirley C. Franklin Director	73,868	(3)	*
Thomas J. Hansen Director	113,583	(3)	*
Mark J. O’Brien Non-Executive Chair	202,894	(3)	*
Christine Ortiz Director	43,499	(3)	*
Jeffery S. Sharritts Director	23,568	(3)	*
Brian L. Slobodow Director	11,132	(3)	*
Lydia W. Thomas Director	153,157	(3)	*
Michael T. Tokarz Director	400,769	(3)	*
Stephen C. Van Arsdell Director	70,603	(3)	*
Karl Niclas Ytterdahl Director	8,366	(3)	*
Marietta Edmunds Zakas Director, President and Chief Executive Officer	587,558		*
Steven S. Heinrichs Executive Vice President, Chief Financial Officer and Chief Legal and Compliance Officer	207,472		*
Paul McAndrew Executive Vice President and Chief Operating Officer	44,833		*
Todd P. Helms Senior Vice President and Chief Human Resources Officer	106,616		*
Kenji Takeuchi Senior Vice President, Water Management Solutions	91,631		*
Scott Hall Senior Advisor	921,848		*
All directors and current executive officers as a group (18 individuals)	2,240,607		1.4%
Impax Asset Management Group plc, et al. 7th Floor, 30 Panton Street, London, SW1Y 4AJ	14,645,826	(5)	9.4%
PROXY STATEMENT FOR 2024 ANNUAL MEETING 73

BENEFICIAL OWNERSHIP OF COMMON STOCK

Name and Address of Beneficial Owner(1)	Aggregate Number of Shares of Common Stock Beneficially Owned(2)		Percent of Outstanding Common Stock
The Vanguard Group, Inc. 100 Vanguard Boulevard, Malvern, PA 19355	14,596,851	(4)	9.3%
Nuance Investments, LLC 4900 Main Street, Suite 220, Kansas City, MO 64112	13,817,035	(7)	8.8%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	12,772,590	(6)	8.2%
*Less than 1% of outstanding common stock
(1)The address of each of our directors and executive officers is c/o Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.
(2)Beneficial ownership as reported in the table has been determined in accordance with the rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of Common Stock referred to in the table. See “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End Table” for more information concerning outstanding equity awards to our NEOs and “Director Compensation — Director Compensation Summary” for more information concerning outstanding equity awards to our directors.
(3)Each non-employee director, with the exception of Dr. Ortiz and Messrs. Sharritts, Slobodow and Ytterdahl, is “retirement-eligible” under and for purposes of the Stock Plan. Accordingly, for purposes of this table, all outstanding equity-based awards for the retirement eligible non-employee directors are deemed vested. Beginning with the equity-based awards granted to directors in January 2014, all such awards to directors require a grantee who is or becomes retirement-eligible prior to an initial vesting date to remain in continuous service from the grant date through at least the first anniversary thereof to receive accelerated vesting upon retirement. The beneficial ownership reported in the table assumes each grantee of an award on February 7, 2023 or February 9, 2023, as applicable, will remain in continuous service through the first anniversary of the applicable grant date, and/or all awards granted on February 7, 2023 or February 9, 2023 will vest on or before the first anniversary of the applicable grant date. Excludes Mr. Tokarz's 226,221 stock equivalent shares of Common Stock, which settle in cash in accordance with the Directors' Deferred Fee Plan.
(4)As reported on Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group, Inc. has sole investment discretion with respect to 14,191,256 shares, shared voting power with respect to 261,952 shares and shared investment discretion with respect to 405,595 shares.
(5)As reported on Schedule 13G filed with the SEC on February 13, 2023, Impax Asset Management Group plc and Impax Asset Management Limited each have sole investment discretion and sole voting power with respect to 14,645,826 shares.
(6)As reported on Schedule 13G/A filed with the SEC on February 8, 2023, Nuance Investments, LLC has sole investment discretion and sole voting power with respect to 13,817,035 shares.
(7)As reported on Schedule 13G/A filed with the SEC on February 3, 2023, BlackRock, Inc. has sole investment discretion with respect to 12,772,590 shares and sole voting power with respect to 12,595,539 shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a company’s common stock (together, “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish companies with copies of all Section 16(a) forms they file. Based solely on a review of copies of such forms furnished to us and written representations from the executive officers and directors, we believe our Reporting Persons complied with all Section 16 filing requirements during fiscal 2023, with the exception of (i) one Form 4 filing for Brian Slobodow in connection with his initial equity grant made thirteen business days late due to administrative error; (ii) one Form 4 filing for each of J. Scott Hall, Marietta Edmunds Zakas, Steven Heinrichs, William Cofield, Chad Mize, Kenji Takeuchi, Scott Floyd and Todd Helms in connection with certain grants of equity awards and shares withheld to cover the tax liability on the lapse of restrictions on vested awards, which filings were made one business day late due to administrative issues; (iii) one Form 4 filing for Michael Tokarz in connection with the exercise of options made one business day late due to administrative error; (iv) one Form 4 filing for Michael Tokarz in connection with the sale of a previously undisclosed purchase of 250 shares by a trust for which Mr. Tokarz served as trustee; (v) one Form 4 filing for Marietta Edmunds Zakas in connection with her
74 MUELLER WATER PRODUCTS, INC.

BENEFICIAL OWNERSHIP OF COMMON STOCK
management transition award grant and shares withheld to cover the tax liability on the lapse of restrictions on the vested award, which filing was made five business days late due to administrative issues; (vi) one Form 4 filing for each of Steven Heinrichs and Paul McAndrew in connection with management transition award grants and shares withheld to cover the tax liability on the lapse of restrictions on vested awards, which filings were made one business day late due to administrative issues; and (vii) one Form 4 filing for Todd Helms in connection with certain grants of equity awards and shares withheld to cover the tax liability on the lapse of restrictions on vested awards, which filings were made one business day late due to administrative error.
PROXY STATEMENT FOR 2024 ANNUAL MEETING 75

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
When and where is the Annual Meeting?
This year’s Annual Meeting will be conducted virtually on February 28, 2024. You will be able to virtually (i) attend the Annual Meeting, (ii) vote your shares and (iii) submit questions during the meeting via live webcast by visiting www.meetnow.global/MK6A9VV.
To participate virtually at the Annual Meeting, you will need the voter control number included in your proxy materials or on your proxy card. We encourage you to allow ample time for online check-in as the meeting will begin promptly at 10:00 a.m. Eastern Time. Please note that there is no in-person meeting for you to attend.
The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time to allow you ample time to log in to the live webcast and test your computer audio system. We recommend that you carefully review in advance the procedures needed to gain admission virtually to the Annual Meeting. The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plug-ins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. If you encounter any technical difficulties, technical support, including related technical support phone numbers, will be available in the virtual meeting platform.
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will vote virtually on matters summarized in this Proxy Statement. This Proxy Statement contains important information for you to consider when deciding how to vote.
Who is entitled to vote?
You may vote virtually at the Annual Meeting, and any adjournment or postponement thereof, if you were a holder of record of our Common Stock at the close of business on January 12, 2024, the record date. On the record date, there were 156,131,661 shares of Common Stock outstanding. Each share of Common Stock represented at the Annual Meeting is entitled to one vote.
Who is soliciting my vote?
The Board is soliciting your proxy to vote your shares at the Annual Meeting. We made our proxy solicitation materials available to you on the Internet or, upon your request, we have delivered printed versions of these materials to you by mail, in connection with our solicitation of proxies.
What is included in the proxy materials?
The proxy materials for the Annual Meeting include the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the Annual Report. If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting. These materials were first sent or made available to stockholders on or about January 19, 2024.
What proposals require my vote, what vote is required to approve each proposal, how will abstentions and broker non-votes be treated and how does the Board recommend I vote?

Voting Item	Voting Standard	Treatment of Abstentions & Broker Non-Votes	Board Recommendation
Elect Directors	Majority of votes cast	Not counted as votes cast and, therefore, no effect	FOR each director nominee
76 MUELLER WATER PRODUCTS, INC.

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING

Voting Item	Voting Standard	Treatment of Abstentions & Broker Non-Votes	Board Recommendation
Approve Executive Compensation	Majority of votes cast	Not counted as votes cast and, therefore, no effect	FOR
Ratify Auditor Appointment	Majority of votes cast	N/A	FOR
Will any other business be conducted at the Annual Meeting?
Management is not aware of any items, other than those referred to in this Proxy Statement, that may properly come before the Annual Meeting.
How are proxies voted?
Shares represented by all valid proxies received on time will be voted as specified. If a valid proxy form is received and does not indicate specific choices, the shares will be voted in accordance with the Board’s recommendations. The Board has designated each of Marietta Edmunds Zakas, Steven S. Heinrichs and Chason A. Carroll as proxies for the Annual Meeting.
How may I vote?
If your shares are registered directly in your name with our transfer agent, you are a “registered stockholder.” Registered stockholders may vote by:
•Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card that you received (we encourage you to vote in this manner);
•Telephone through the number noted in the proxy card that you received (if you received a proxy card);
•Signing and dating your proxy card (if you received a proxy card) and mailing it to the indicated address; or
•Virtually attending the Annual Meeting and voting your shares.
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To virtually vote at the Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to virtually attend the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to virtually attend the Annual Meeting, you must e-mail to Computershare at legalproxy@computershare.com your name and e-mail address and either (a) the forwarded e-mail from your bank, broker or nominee containing your legal proxy or (b) an attached image of your legal proxy. Upon successful preregistration, a beneficial owner will receive a confirmation e-mail from Computershare confirming registration and providing a control number to enter the virtual meeting as a stockholder. See “How can I register for the Annual Meeting?” below for additional details.
If you plan to vote other than by virtually attending the Annual Meeting and voting your shares, your vote must be received by 10:00 a.m., Eastern Time, on February 28, 2024.
How can I ask questions pertinent to meeting matters?
Stockholders may submit questions either before the annual meeting (beginning February 21, 2024) or during the Annual Meeting. If you wish to submit a question either before or during the meeting, please log into www.meetnow.global/MK6A9VV and enter your 15-digit voter control number, then follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.
PROXY STATEMENT FOR 2024 ANNUAL MEETING 77

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
How can I change my vote?
You can revoke a proxy prior to the completion of voting at the Annual Meeting by:
•Voting again using the Internet or by telephone prior to the Annual Meeting;
•Delivering a later-dated proxy card; or
•Voting your shares virtually at the meeting (if you are a beneficial stockholder).
What constitutes a quorum for the Annual Meeting?
The holders of a majority of the voting power of the outstanding shares of Common Stock at the close of business on the record date must be present, either personally or represented by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Shares represented by proxies received but marked as abstentions or as withholding voting authority for any or all director nominees, and shares represented by proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
We are permitted by SEC rules to furnish proxy materials to stockholders by providing access to those documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. The Notice provides instructions on how to access and review the Proxy Statement and the Annual Report over the Internet at www.proxyvote.com (for beneficial stockholders) and www.envisionreports.com/MWA (for registered stockholders), and how to submit a proxy over the Internet. If you would like to receive a paper or email copy of the proxy materials, please follow the instructions in the Notice.
What does it mean if I receive more than one Notice, proxy materials email or proxy card?
It means you have multiple accounts holding Common Stock with brokers and/or our transfer agent. You will need to vote separately with respect to each Notice, proxy materials email or proxy card you receive.
What do I need to do if I want to attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. There is no physical location for this meeting.
You can attend the Annual Meeting online, vote and submit questions pertinent to meeting matters during the meeting by visiting www.meetnow.global/MK6A9VV. Please follow the registration instructions below.
The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time, on February 28, 2024. We encourage you to access the meeting prior to the start time in order to log in to the live webcast and test your computer audio system.
How can I register for the Annual Meeting?
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Proxy Card or Notice that you received with this Proxy Statement. To access the meeting, you will need the 15-digit control number printed on your card or notice.
If you are a beneficial owner (i.e., you hold your shares through an intermediary, such as a bank or broker), you must register in advance to attend the Annual Meeting virtually on the Internet. To register, you must submit a legal proxy that reflects your proof of proxy power. The legal proxy must reflect your Mueller Water Products, Inc. holdings along with your name. Please forward a copy of the legal proxy and your email address to Computershare either by email to legalproxy@computershare.com (forward the email from your broker or attach an image of your legal proxy) or by mail to Computershare, Mueller Water Products, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
78 MUELLER WATER PRODUCTS, INC.

QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on February 23, 2024. You will receive a confirmation of your registration by email (or by mail if no email address is provided) after Computershare receives your registration materials.
How are proxies solicited and what is the cost?
We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Innisfree M&A Incorporated to assist with the solicitation of proxies for an estimated fee of $20,000, plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial holders of Common Stock. Our directors, officers and employees also may solicit proxies in return for no additional compensation.
How can I submit my proposal for inclusion in next year’s proxy?
SEC rules permit stockholders to submit proposals for inclusion in our proxy statement if the stockholder and the proposal meet the requirements specified in Rule 14a-8 under the Exchange Act.
•When to submit? Any stockholder proposals submitted in accordance with Rule 14a-8 must be received at our principal executive offices no later than September 21, 2024.
•Where to submit? Proposals should be addressed to Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.
•What to submit? Proposals must conform to and include the information required by Rule 14a-8.
We encourage stockholders to contact our Corporate Secretary prior to submitting a stockholder proposal or any time they have concerns about us.
How can I present a proposal for consideration at next year’s annual meeting?
Our Bylaws provide that any stockholder proposal, including director nominations, that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but is instead sought to be presented directly at next year’s annual meeting of stockholders must be delivered to our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date we commenced mailing these proxy materials.
•When to submit? Stockholder proposals submitted under these Bylaw provisions must be received no earlier than September 21, 2024 and no later than October 21, 2024.
•Where to submit? Proposals should be addressed to Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328.
•What to submit? Proposals must include the information required by our Bylaws, which are available on our website. If the notice delivered to our Corporate Secretary does not contain all of the information specified in our Bylaws, the proposed business will not be transacted at the annual meeting.
•Universal Proxy Rules. Additionally, for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with next year’s annual meeting, notice must be submitted by the same deadline as disclosed above under our Bylaws. Such notice must include both the information required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.
By Order of the Board of Directors.
CHASON A. CARROLL
Corporate Secretary
Atlanta, Georgia
January 19, 2024
PROXY STATEMENT FOR 2024 ANNUAL MEETING 79

GENERAL INFORMATION
Other Business for Presentation at the Annual Meeting
The Board and management do not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business that other persons intend to present virtually at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of Mueller Water Products, Inc.
Other Information
Consolidated financial statements for Mueller Water Products, Inc. are included in the 2023 Annual Report filed with the SEC, 100 F Street, N.E., Washington, D.C. 20549, and the NYSE. A copy of the 2023 Annual Report (excluding exhibits) will be furnished, without charge, by writing to the Corporate Secretary, Mueller Water Products, Inc., 1200 Abernathy Road, N.E., Suite 1200, Atlanta, Georgia 30328. The 2023 Annual Report is also available on the SEC’s website at www.sec.gov or on our website at www.muellerwaterproducts.com.
80 MUELLER WATER PRODUCTS, INC.

EXHIBIT A - RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES TO GAAP PERFORMANCE MEASURES
The Company presents adjusted net income, adjusted net income per diluted share, adjusted operating income, and adjusted EBITDA as performance measures because management uses these measures in evaluating the Company’s underlying performance on a consistent basis across periods and in making decisions about operational strategies. Management also believes these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s recurring performance. These are considered measures not calculated in accordance with GAAP and are therefore considered non-GAAP measures. The Company provides the following reconciliations of these non-GAAP measures to their most comparable GAAP measures.

Year Ended September 30, 2023
Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures (in millions)
Net income	$85.5
Strategic reorganization and other charges	10.2
Warranty Charge	5.7
Goodwill impairment	—
Income tax benefit of adjusting items	(3.4)
Adjusted net income	$98.0

Weighted average diluted shares outstanding	156.8

Net income per diluted share	$0.55
Adjusted net income per diluted share	$0.63

Net income	$85.5
Income tax expense	23.5
Interest expense, net	14.7
Pension cost other than service	3.7
Operating income	127.4
Strategic reorganization and other charges	10.2
Warranty Charge	5.7
Goodwill impairment	—
Adjusted operating income	143.3
Pension cost other than service	(3.7)
Depreciation and amortization	62.5
Adjusted EBITDA	$202.1

PROXY STATEMENT FOR 2024 ANNUAL MEETING 81

MUELLER®

ECHOLOGICS®

HYDRO GATE®

HYDRO-GUARD®

HYMAX®

i2O®

JONES®

KRAUSZ ®

MI.NET®

MILLIKEN®

PRATT®

PRATT INDUSTRIAL®

SENTRYX™

SINGER®

U.S. PIPE VALVE AND HYDRANT

MUELLER Mueller Water Products

Mueller Water Products, Inc.
1200 Abernathy Road, N.E., Suite 1200
Atlanta, GA 30328
www.muellerwaterproducts.com

©2024 Mueller Water Products, Inc.
Trademarks referred to herein are owned by Mueller International, LLC or other affiliates of Mueller Water Products, Inc.

MUELLER Mueller Water Products

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/MWA** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MWA

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each nominee for director listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Shirley C. Franklin	☐	☐	☐
02 - Thomas J. Hansen	☐	☐	☐
03 - Brian C. Healy	☐	☐	☐
04 - Christine Ortiz	☐	☐	☐
05 - Jeffery S. Sharritts	☐	☐	☐
06 - Brian L. Slobodow	☐	☐	☐
07 - Lydia W. Thomas	☐	☐	☐
08 - Stephen C. Van Arsdell	☐	☐	☐
09 - Karl Niclas Ytterdahl	☐	☐	☐
10 - Marietta Edmunds Zakas	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03XB5B

The 2024 Annual Meeting of Stockholders of Mueller Water Products, Inc. will be held on Wednesday, February 28, 2024 at 10:00 am ET, virtually via the internet at www.meetnow.global/MK6A9VV.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the 2024 Annual Meeting of Stockholders of Mueller Water Products, Inc.
The Proxy Statement and the 2023 Annual Report are available at:
www.envisionreports.com/MWA

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MWA

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Mueller Water Products, Inc.

Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — February 28, 2024

Marietta Edmunds Zakas, Steven S. Heinrichs and Chason A. Carroll, or any of them, each with the power of substitution (the "Proxies"), are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2024 Annual Meeting of Stockholders of Mueller Water Products, Inc. to be held on February 28, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each nominee for director to the Board of Directors and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

MUELLER Mueller Water Products VOTE

Online

Go to **www.envisionreports.com/MWA**
or scan the QR code — login details are located in the shaded bar below.

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Mueller Water Products, Inc. Annual Meeting to be Held on February 28, 2024.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Mueller Water Products, Inc. annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and 2023 Annual Report to stockholders are available at:

www.envisionreports.com/MWA

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/MWA**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before February 13, 2024 to facilitate timely delivery.

2 N O T

03XB7B

Stockholder Meeting Notice

The 2024 Annual Meeting of Stockholders of Mueller Water Products, Inc. will be held Wednesday, February 28, 2024 at 10:00 a.m., ET, virtually via the Internet at www.meetnow.global/MK6A9VV. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote <u>FOR</u> each nominee for director listed and <u>FOR</u> Proposals 2 and 3:

1. Election of Directors:
   01 - Shirley C. Franklin
   02 - Thomas J. Hansen
   03 – Brian C. Healy
   04 - Christine Ortiz
   05 – Jeffery S. Sharritts
   06 – Brian L. Slobodow
   07 – Lydia W. Thomas
   08 – Stephen C. Van Arsdell
   09 – Karl Niclas Ytterdahl
   10 – Marietta Edmunds Zakas
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.
3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2024.
4. To transact any other business properly brought before the Annual Meeting and any reconvened or rescheduled meeting following any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 12, 2024 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/MWA**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Mueller Water Products, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by February 13, 2024.